EXHIBIT 10.7

***	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

Trust Company of Australia Limited

and

Barbeques Galore Limited

Agreement for Lease

Dated 11 November 2004

Gateway

1 Macquarie Place

Sydney NSW 2000

DX 214 Sydney

Tel: (02) 9391 3000

Fax: (02) 9391 3099

Ref: TJL:8956519

Contents

1.	Definitions and Interpretation	1

	1.1 Definitions	1
	1.2 Interpretation	7

2.	Base Building Approvals	8

3.	Landlord’s Works	9

	3.1 Air Conditioning and Separate Entrance	9
	3.2 Carrying out of Landlord’s Works	9
	3.3 Alterations to Landlord’s Outline Plans and Specifications	9
	3.4 Extensions to the Target Date for Practical Completion	10
	3.5 Completion of the Landlord’s Works	11
	3.6 Final Date for Practical Completion	12

4.	Base Building Modifications	12

	4.1 Base Building Modifications	12
	4.2 Where Tenant proposes Base Building Modification	12
	4.3 Implementation of Base Building Modification	13
	4.4 Limitation on Base Building Modifications	14
	4.5 Project Control Group	14

5.	Tenant’s Plans and Specifications	15

	5.1 Preparation of Tenant’s Plans and Specifications	15
	5.2 Landlord’s approval	15

6.	Tenant to apply for Building Approval and Other Approvals	16

	6.1 Building and Other Approvals	16
	6.2 Information	16

7.	Tenant’s Works	16

	7.1 Access to the Premises	16
	7.2 Access arrangements	17
	7.3 Construction of the Tenant’s Works	17
	7.4 No delivery of possession	19
	7.5 Alterations	19
	7.6 Risk, release and indemnity	19

8.	The Lease	20

	8.1 Grant of Lease	20
	8.2 Completion of Lease	20
	8.3 Execution of Lease	21
	8.4 Survey of Lettable Area	22

9.	Warranties	22

10.	Non Disclosure	22

	10.1 Confidentiality	22
	10.2 Exceptions	22
	10.3 Survive termination	23

11.	GST	23

	11.1 Definitions	23
	11.2 Payment of GST	23
	11.3 Input tax credit	24

12.	Dispute Determination	24

	12.1 Resolution of dispute	24
	12.2 Procedure on dispute	24
	12.3 Failure to agree on consultant	24
	12.4 The Expert	24
	12.5 Expert determination	25
	12.6 No suspension	25
	12.7 Joinder of disputes	25

13.	Termination	26

	13.1 Liquidation	26
	13.2 Damages	26

14.	Assignment	26

	14.1 By the Tenant	26
	14.2 Deed with New Owner	26

15.	Limitation of Landlord’s Liability	26

16.	Limitation of the Trustee’s liability	28

	16.1 Capacity	28
	16.2 Limitation	28
	16.3 Acknowledgment of limitations	29
	16.4 Exception	29

17.	Notices	29

18.	Severance	31

19.	Entire Agreement	31

20.	Amendment	31

21.	No waiver	31

22.	No Merger	31

23.	Stamp duty and costs	31

24.	Governing Law	32

25.	Counterparts	32

26.	Fitout or Relocation Contribution	32

Schedule

Item 1	Land (Clause 1.1)

The whole of the land in certificate of title folio identifier 12/854284, 120/11427, 123/11427, 124/11427, 125/11427, 126/11427, Auto Consol 6362-182, Auto Consol 4718-118, Auto Consol 5517-100 and Auto Consol 6715-78

Item 2	Council (Clause 1.1)

Strathfield Municipal Council

Item 3	Final Date for Practical Completion

1 February 2005, as extended from time to time under clause 3.6(b) of this Agreement.

Item 4	Target Date for Practical Completion (Clause 1.1)

1 October 2004 as extended from time to time under clause 3.4 of this Agreement.

Item 5	Access Date (Clause 1.1)

When the Landlord’s Works have been completed to a stage where, as reasonably determined by the Landlord’s Project Manager, it is feasible to permit the Tenant to commence and proceed with the Tenant’s Works having regard to the extent of the Landlord’s Works to be completed and the need to ensure that the Tenant’s Works do not interfere with or delay the Landlord’s Works.

Agreement for Lease between:

Trust Company of Australia Limited ABN 59 004 027 749 of Level 4, 35 Clarence Street, Sydney NSW 2000 as Custodian for Tallina Pty Limited ACN 090 716 895 (“Landlord”) and

Barbeques Galore Limited ACN 008 577 759 of 327 Chisolm Road, Auburn NSW 2144 (“Tenant”)

Recitals

A.	The Landlord is or will be the registered proprietor of the Land.

B.	The Landlord will carry out or cause to be carried out the Landlord’s Works in accordance with this Agreement.

C.	The Tenant will carry out or cause to be carried out the Tenant’s Works in accordance with this Agreement.

D.	On the Commencing Date, the Landlord must grant and the Tenant must take a lease of the Premises on the terms of this Lease.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply where used in this Agreement and the Recitals unless the context requires otherwise.

“Access Date” has the meaning given in item 5.

“Authorised Officer” means:

(a)	in respect of the Tenant any director or secretary, or any person from time to time nominated as an Authorised Officer by the Tenant by a notice to the Landlord accompanied by specimen signatures of all new persons so appointed; and

(b)	in respect of the Landlord, any person whose title or acting title includes the word Manager or cognate expressions, or any secretary or director.

“Assets” includes all assets, property and rights real and personal of any value whatsoever of the Trust.

“Authority” includes:

(c)	any government in any jurisdiction, whether federal, state, territorial or local;

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(d)	any provider of public utility services, whether statutory or not; and

(e)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them (including, without limitation, the Insurance Council of Australia).

“Base Building Approvals” means all necessary approvals, consents, permissions and licences of all relevant Authorities which must be obtained to carry out the Landlord’s Works on terms and conditions acceptable to the Landlord (acting reasonably).

“Base Building Modification” has the meaning given to it in clause 4.1.

“Building Approval” means the construction certificate obtained, or to be obtained, by the Tenant under clause 6.1 to permit the construction of the Tenant’s Works.

“Business Day” means any day except Saturday or Sunday or a day that is a public holiday throughout New South Wales.

“Claim” includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action, claim for compensation and claim for abatement of rent obligation.

“Commencing Date” means the commencing date of the Lease, which is, the later of the Date of Practical Completion and 1 February 2005.

“Constitution” means the constitution of the Trust as amended from time to time.

“Contribution” has the meaning in clause 26(a).

“Cost” includes any cost, charge, expense, outgoing, payment or other expenditure of any nature (whether direct, indirect or consequential and whether accrued or paid), including where appropriate all legal fees.

“Council” means the council specified in item 2.

“Date of Practical Completion” means the date on which Practical Completion is reached as specified in the certificate issued by the Landlord’s Project Manager under clause 3.5(c).

“Development Consent” means the development consent obtained, or to be obtained, by the Landlord under clause 2(a) to enable the Tenant to use the Premises for the use permitted by the Lease.

“Estate” means the industrial business park located on the Land and any other land acquired by the Landlord designated by the Landlord as forming part of the Estate other than land or part thereof not owned by the Landlord.

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“Expert” means the independent expert agreed between the parties under clause 12.2 or appointed under clause 12.3.

“Final Date for Practical Completion” means the date in Item 3.

“Further Work” has the meaning given to it in clause 3.5(b).

“GST” means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

“GST Amount” means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

“GST Law” has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

“Land” means the land specified in item 1.

“Landlord’s Contractor” means such contractor as is appointed by the Landlord (whether as principal or agent) from time to time to carry out or manage the carrying out of the Landlord’s Works or part of them.

“Landlord’s Outline Plans and Specifications” means the outline plans and specifications prepared by the Landlord exhibited to the parties at the time of the execution of this Agreement and signed for identification purposes, as amended from time to time in accordance with this Agreement.

“Landlord’s Project Manager” means Macquarie Goodman Development Management Pty Limited (ACN 001 268 524) or such other project manager as is appointed by the Landlord (whether as principal or agent) from time to time to manage the carrying out of the Landlord’s Works.

“Landlord’s Works” means all work to be undertaken by or on behalf of the Landlord generally in accordance with the Landlord’s Outline Plans and Specifications and includes works referred to in clause 3.

“Law” includes any requirement of statute, rule, regulation, proclamation, ordinance or by-law, present or future and whether state, federal or otherwise.

“Lease” means a lease in the form annexed to this Agreement and marked B, completed in accordance with clause 8.2.

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“Lettable Area” means the lettable area of the Premises measured in accordance with the method of measurement adopted by the Property Council of Australia for buildings which are similar to the Premises.

“Liquidation” includes liquidation, official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

“Modification Cost” means the cost to the Landlord of effecting a Base Building Modification including:

(a)	the following costs as properly charged by the Landlord’s Contractor:

(1)	the cost of carrying out the work the subject of the Base Building Modification;

(2)	acceleration costs;

(3)	delay costs; and

(4)	the cost of demolishing, altering or rebuilding any part of the Landlord’s Works in order for the Base Building Modification to be effected;

(b)	Authority fees;

(c)	all finance and holding costs incurred by the Landlord or by the Trustee in its capacity as trustee of the Trust as a direct or indirect consequence of any delay in reaching Practical Completion due to the Base Building Modification; and

(d)	all proper and reasonable fees charged to the Landlord by the Landlord’s Project Manager in respect of the Base Building Modification.

“Obligations” means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Agreement.

“Other Approvals” means the approvals to be obtained by the Tenant pursuant to clause 6.1 (other than the Building Approval) to permit the construction of the Tenant’s Works.

“Payment” means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under this clause); and

(b)	the GST Exclusive Market Value of any non-monetary consideration,

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paid or provided by the Tenant for this Agreement or by the Landlord or the Tenant for any other Supply made under or in connection with this Agreement and includes any amount payable by way of indemnity, reimbursement, compensation or damages.

“Practical Completion” means that stage in the execution of the Landlord’s Works when:

(a)	the Landlord’s Works have been completed:

(1)	substantially in accordance with the Landlord’s Outline Plans and Specifications;

(2)	in accordance with the Base Building Approvals; and

(3)	in accordance with the requirements of any relevant Authority,

except for any requirements which cannot be satisfied until the Tenant’s Works have been completed by the Tenant;

(b)	all authorisations necessary to use and occupy the Landlord’s Works are in force, except for any which cannot be satisfied until the Tenant’s Works have been completed by the Tenant or any which are required for a specific activity carried on by the Tenant (for example, dangerous goods permit);

(c)	all rubbish, debris, wrappings, containers and residual materials resulting from the Landlord’s Works have been removed from the Premises; and

(d)	all services and installations incorporated in the Landlord’s Works, including mechanical, electrical, hydraulic, water and fire protection services, are:

(1)	physically completed and commissioned; and

(2)	initially and finally tested, as any Authority may require,

except for minor defects or omissions which do not materially affect the ability of the Tenant to use and occupy the Landlord’s Works as contemplated under the Lease.

“Premises” means Building A2, Campus Business Park, 350 Parramatta Road, Homebush, NSW, as indicated in the Landlord’s Outline Plans and Specifications.

“Related Body Corporate” has the meaning given in the Corporations Act, but on the basis that Subsidiary has the meaning given in this Agreement and that body corporate includes any entity or a trust.

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“Relocation Costs” means the costs directly related to relocating the Tenant’s Business to the Premises.

“Subsidiary” has the meaning given in the Corporations Act but so that:

(a)	an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of Part 2J.2 of the Corporations Act);

(b)	a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

(c)	a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

“Target Date for Practical Completion” means the date specified in item 4.

“Tenant’s Employees” includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Tenant, its subtenants, licensees and concessionaires and others who may at any time be in or on the Premises or the Land, with or without invitation.

“Tenant’s Fixtures” means the items installed by or on behalf of the Tenant in the Premises from time to time as fittings or fixtures.

“Tenant’s Plans and Specifications” means the plans and specifications for the Tenant’s Works referred to in clause 5.1 (a).

“Tenant’s Works” means all work to be undertaken by or on behalf of the Tenant in accordance with the Tenant’s Plans and Specifications including installation of the Tenant’s Fixtures.

“Termination Payment” is the total cost of all Base Building Modifications undertaken by the Landlord and amortised and rentalised by the Landlord including but not limited to all Contributions made by the Landlord pursuant to clause 26 as at the date of termination by the Landlord.

“Trust” means Homebush Sub-trust.

“Trust Property” means all the present and future right, title and interest of the Trustee under the Trust including but not limited to all real and personal property, choses in action and goodwill.

“Trustee means” Tallina Pty Limited ACN 090 716 895 or any replacement trustee of the Trust from time to time.

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1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)	clause, subclause, paragraph, subparagraph, Schedule or annexure refers to this Agreement and the schedules and annexures to it and item refers to an item in the Schedule to this Agreement.

(f)	A reference to any party to this Agreement or any other agreement or document includes the party’s successors and permitted assigns.

(g)	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement.

(h)	A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(i)	A reference to dollars or $ is to Australian currency.

(j)	A reference to a right or obligation of any 2 or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.
(k)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(1)	Mentioning anything after include, includes or including does not limit what else might be included.

(m)	Unless expressly stated in a particular provision, the Landlord may withhold its consent or approval under this Agreement in its absolute discretion.

(n)	A reference to the whole includes part.

(o)	Where a reference is made to any person, body or Authority that reference, if the person, body or Authority has ceased to exist, will be to the person,

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body or Authority as then serves substantially the same objects as that person, body or Authority.

(p)	Any reference to the President of that person, body or Authority, in the absence of a President will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(q)	Any clause which requires that a third party act or refrain from acting will be read (where the context permits) that the party to this Agreement appointing or otherwise having control of that third party shall cause or procure that third party to act or refrain from acting.

(r)	Any obligation of the Landlord is discharged if it is complied with by either the Landlord or the Trustee.

2.	Base Building Approvals

(a)	Subject to the execution of this Agreement by the Tenant and the Tenant complying with clause 2(b), the Landlord, at its Cost, must use all reasonable endeavours to procure:

(1)	all Base Building Approvals necessary to carry out the Landlord’s Works; and

(2)	the Development Consent.

(b)	At the request of the Landlord, the Tenant must at the Tenant’s Cost:

(1)	participate in and render all assistance reasonably requested by the Landlord or any relevant Authority including preparing and progressing the relevant applications associated with the Landlord’s Works, the Tenant’s Works or the use of the Premises permitted under the Lease which require the input of the Tenant; and

(2)	provide all information reasonably requested by the Landlord or any relevant Authority in connection with any of the applications for the Base Building Approvals and the Development Consent including in respect of any environmental and hazardous issues associated with the Landlord’s Works, the Tenant’s Works or the use of the Premises permitted under the Lease.

(c)	The Landlord’s obligations under this Agreement with the exception of those under clause 2(a), 10, 11 and 23 are conditional on the Base Building Approvals and the Development Consent being obtained.

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(d)	The parties agree that this Agreement is subject to and conditional on the Development Consent being obtained. If the Development consent is not obtained by the Final Date for Practical Completion, or if obtained are subject to conditions which are unacceptable to either party (acting reasonably), then either party may terminate this Agreement by not less than 10 Business Days notice to the other. Such termination does not prejudice any Claim either party to this Agreement may have arising from the non-compliance by the other party of any of the obligations under this Agreement arising before the date of termination.

3.	Landlord’s Works

3.1	Air Conditioning and Separate Entrance

The Landlord agrees to provide at its cost to the Premises as detailed in the Landlord’s Outline Plans and Specifications:

(a)	Air conditioning; and

(b)	Separate entrance.

3.2	Carrying out of Landlord’s Works

The Landlord must:

(a)	at its Cost, procure the carrying out of the Landlord’s Works in a proper and workmanlike manner, using good quality materials and generally in accordance with the Landlord’s Outline Plans and Specifications;

(b)	use reasonable endeavours to complete the Landlord’s Works by the Target Date for Practical Completion; and

(c)	ensure that at Practical Completion the Premises have an area of:

(1)	1400 square metres of office space; and

(2)	100 square metres of warehouse space,

with a tolerance in each case of plus or minus 5%.

3.3	Alterations to Landlord’s Outline Plans and Specifications

(a)	The Landlord may alter the Landlord’s Outline Plans and Specifications if:

(1)	Deleted

(2)	required by the terms of the Base Building Approvals or an Authority or to comply with Law.

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(b)	The Landlord may rentalise the Cost of any alterations made under clause 3.3(a)(2) which are required as a result of the Tenant’s Business by increasing the commencing Rent under the Lease by an amount equal to 10% of the Cost of the alterations.

(c)	Despite any other provision contained in this clause 3.3, prior to altering the Landlord’s Outline Plans and Specifications, the Landlord must submit the proposed alterations to the Tenant for discussion by the parties at the next meeting of the project control group referred to in clause 4.5 or at such earlier time as may be required. In the event the proposed alterations affect the quality, amenity, size or configuration of the Premises, such alterations shall not be effected without the prior written consent of the Tenant, such consent not to be unreasonably withheld or delayed.

3.4	Extensions to the Target Date for Practical Completion

(a)	Not used.

(b)	If Practical Completion will not occur or is likely not to occur by the Target Date for Practical Completion due directly or indirectly to any act, matter or thing beyond the reasonable control of the Landlord, the Landlord’s Contractor or the Landlord’s Project Manager (an Event of Delay) then, the Landlord shall be allowed a fair and reasonable extension to the Target Date for Practical Completion, provided it is not later than the Final Date for Practical Completion.

(c)	Without limiting the generality of clause 3.4(b), each of the following shall be an Event of Delay:

(1)	loss or damage to the Landlord’s Works by fire, explosion, earthquake, storm and tempest, civil commotion or any like occurrence including war;

(2)	any civil commotion or industrial action beyond the control of the Landlord which prevent the Landlord’s Works from proceeding;

(3)	the delay in any responsible Authority giving any necessary approval or consent;

(4)	delay due to a Base Building Modification requested by the Tenant regardless of whether the Base Building Modification is proceeded with;

(5)	delay to the Landlord’s Works caused by the carrying out of Tenant’s Works or the Fitout Works;

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(6)	the Landlord not having received in reasonable time any instructions or information from the Tenant which are necessary for the Landlord and for which the Landlord shall have specifically applied in writing to the Tenant;

(7)	rain and inclement weather or conditions sufficient to prevent the Landlord’s Works proceeding;

(8)	compliance by the Landlord with any notice issued by an Authority in respect of the Landlord’s Works which is not provided for under any Base Building Approval; and

(9)	delay caused by any dispute under clause 4.

(d)	Within 15 Business Days after an Event of Delay commencing the Landlord shall:

(1)	notify the Tenant of the event and its actual or likely effect on the Landlord’s Works;

(2)	claim an extension to the Target Date for Practical Completion which is reasonable having regard to the Event of Delay; and

(3)	provide an explanation for its claim.

(e)	If the Tenant disputes a claim for an extension to the Target Date for Practical Completion and the parties have not been able to resolve that dispute within 5 Business Days after the Landlord issues the Tenant with a notice under clause 3.4(d), either party may require the dispute to be determined under clause 12.

3.5	Completion of the Landlord’s Works

(a)	The Landlord must give the Tenant 10 Business Days written notice of the anticipated Date of Practical Completion.

(b)	Within 5 Business Days after service of the Landlord’s notice under clause 3.5(a), the Landlord and the Tenant must jointly inspect the Landlord’s Works and note any defect in or unsatisfactory work forming part of the Landlord’s Works requiring attention before Practical Completion can be reached (Further Work).

(c)	Once either:

(1)	the parties agree during the joint inspection referred to in clause 3.5(b) that there is no Further Work; or

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(2)	the Landlord’s Project Manager, acting in good faith, professionally and without bias to either party certifies that, the Further Work:

(A)	has been completed; or

(B)	is not necessary to be performed in order for Practical Completion to be achieved,

the Landlord will procure that the Landlord’s Project Manager issues a certificate stating that Practical Completion has been reached and specifying the date on which it was reached.

3.6	Final Date for Practical Completion

(a)	Either party may terminate this Agreement by not less than 10 Business Days notice to the other if the Practical Completion is not obtained by the Final Date for Practical Completion (Provided that such notice may not be served after Practical Completion is achieved). Such termination does not prejudice any Claim either party to this Agreement may have arising from the non-compliance by the other party of any of its obligations under this Agreement arising before the date of termination.

(b)	The Final Date for Practical Completion will increase as follows:

(1)	Where the Tenant requests a Base Building Modification, the Final Date for Practical Completion will be increased by the delay estimated in clause 4.2(a)(3); or

(2)	where any delay to Practical Completion is caused or contributed to by the Tenant, the Final Date for Practical Completion will be increased by the period of such delay as reasonably determined by the Landlord.

4.	Base Building Modifications

4.1	Base Building Modifications

The Tenant may at any time up to 3 months prior to the Target Date for Practical Completion (by notice in writing to the Landlord) request an alteration to the Landlord’s Works (Base Building Modification), in which case (subject to clause 4.4) the following clauses 4.2 and 4.3 shall apply.

4.2	Where Tenant proposes Base Building Modification

(a)	As soon as reasonably practicable after the Landlord receives from the Tenant reasonable details of the Base Building Modification proposed, the Landlord must cause to be prepared and submitted to the Tenant:

(1)	sketch plans and specifications for the Base Building Modification;

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(2)	a quote of the Modification Cost for the Base Building Modification; and

(3)	an estimate of the delay (if any) that the Base Building Modification will cause to the Target Date for Practical Completion.

(b)	The Tenant must give written notice to the Landlord within 5 Business Days after receipt of the materials and information referred to in clause 4.2(a):

(1)	requesting that the Landlord proceed with the Base Building Modification on that basis; or

(2)	objecting to the sketch plans and specifications or the quote of the Modification Cost or both (and providing reasonable details of the basis of that objection); or

(3)	withdrawing its request that the Landlord carry out the Base Building Modification.

(c)	If the Tenant fails to give notice to the Landlord in accordance with clause 4.2(b) within the time period specified, it shall be taken to have withdrawn its request that the Landlord carry out the Base Building Modification.

(d)	Where the Tenant gives a notice objecting to the sketch plans and specifications or the quote of the Modification Cost in accordance with clause 4.2(b)(2) or both, the Landlord and Tenant must negotiate in good faith in order to determine whether any mutually agreeable solution to the Tenant’s objection can be achieved. If the Landlord and the Tenant fail to agree on a solution within 5 Business Days after the Landlord receives the Tenant’s notice, then unless the Tenant gives a notice in accordance with clause 4.2(b)(3) by the end of the 5 Business Days period, clause 12 will apply.

(e)	The Tenant shall (on receipt of a tax invoice from the Landlord) reimburse the Landlord for the Costs incurred by the Landlord in assessing any Base Building Modification proposed by the Tenant and in preparing the sketch plans and specifications, quote and estimate referred to in clause 4.2(a) (whether or not the relevant Base Building Modification is implemented).

4.3	Implementation of Base Building Modification

(a)

Where the Tenant gives a notice requesting that the Landlord proceed with the Base Building Modification in accordance with clause 4.2(b)(l) (or a mutually agreeable solution to the Tenant’s objections is achieved as

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contemplated by clause 4.2(d) or the Expert determines the appropriate sketch plans and specifications or Modification Cost under clause 12), then:

(1)	the Landlord shall use reasonable endeavours to implement the relevant Base Building Modification; and

(2)	on receipt of a tax invoice from the Landlord, the Tenant shall pay to the Landlord the Modification Cost incurred by the Landlord in implementing that Base Building Modification.

(b)	The Landlord may rentalise a Modification Cost by increasing the commencing annual Rent under the Lease by an amount equal to 10% of the Modification Cost in which case the Tenant will not be required to comply with clause 4.3(a)(2).

4.4	Limitation on Base Building Modifications

Clauses 4.2 and 4.3 shall not apply where the Tenant proposes a Base Building Modification which the Landlord determines (acting reasonably) would, if implemented:

(a)	delay Practical Completion;

(b)	materially and detrimentally affect the value or quality of the Premises or the structure, services, electrical, hydraulic, plumbing or mechanical components of the Premises;

(c)	require new Base Building Approvals to be obtained or any of the existing Base Building Approvals to be amended; or

(d)	alter the existing footprint of the Premises as shown on the Landlord’s Outline Plans and Specifications or require foundations to be repoured or substantially altered.

4.5	Project Control Group

The Landlord and the Tenant agree that from the date of this Agreement they will establish a project control group and will cause that group to meet at intervals of 2 weeks until Practical Completion (and/or at such other times as the Landlord and the Tenant may agree). Each of the Landlord and the Tenant must appoint 2 members (and an alternate in the case of a nominated member being unable to attend) to the project control group. The role of the project control group will be to discuss:

(a)	progress of the Landlord’s Works;

(b)	progress of the Tenant’s Works;

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(c)	delays (actual or threatened) to the Landlord’s Works or the Tenant’s Works;

(d)	the anticipated date of achieving Practical Completion;

(e)	the status of the Base Building Approvals, the Development Consent, the Building Approval and the Other Approvals and any difficulties experienced in obtaining or maintaining those approvals; and

(f)	any other matter agreed between the Landlord and the Tenant.

5.	Tenant’s Plans and Specifications

5.1	Preparation of Tenant’s Plans and Specifications

(a)	As soon as practicable after the date of this Agreement, the Tenant must prepare plans and specifications detailing the work the Tenant proposes to undertake on the Premises as the Tenant’s Works (Tenant’s Plans and Specifications).

(b)	The Tenant must ensure that the Tenant’s Plans and Specifications comply with all Laws.

5.2	Landlord’s approval

(a)	The Tenant must as soon as practicable after the date of this Agreement submit the Tenant’s Plans and Specifications to the Landlord for approval (which, subject to clause 5.2(c), must not be unreasonably withheld or delayed).

(b)	Prior to commencing the Tenant’s Works (or any part of them), the Tenant must submit a detailed fitout programme for the conduct of the Tenant’s Works to the Landlord and obtain the Landlord’s approval of it (which, subject to clause 5.2(c), must not be unreasonably withheld or delayed).

(c)	Despite clauses 5.2(a) and 5.2(b), the Landlord may withhold approval to any aspect of the Tenant’s Plans and Specifications or the detailed fitout programme submitted by the Tenant which the Landlord believes (acting reasonably):

(1)	does not comply with any Law;

(2)	is likely to materially and detrimentally affect the value or quality of the Premises or the Land or the structure, services, electrical, hydraulic, plumbing or mechanical components of the Premises or the Land; or

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(3)	is likely to cause delay to the programme for the Landlord’s Works.

6.	Tenant to apply for Building Approval and Other Approvals

6.1	Building and Other Approvals

The Tenant must, at its own Cost:

(a)	submit the Tenant’s proposed applications for Building Approval and the Other Approvals to the Landlord for the Landlord’s approval (which approval must not be unreasonably delayed or withheld) within 15 Business Days after the date the Landlord approves the Tenant’s Plans and Specifications under clause 5.2(a) of this Agreement;

(b)	after obtaining approval of the Landlord to the proposed applications for Building Approval and Other Approvals, promptly apply to the Council or other relevant Authority for Building Approval and the Other Approvals;

(c)	immediately after lodgement, deliver copies of the application for Building Approval and the applications for the Other Approvals, as lodged, to the Landlord;

(d)	do everything necessary to obtain the Building Approval and the Other Approvals as expeditiously as possible; and

(e)	produce a copy of the Building Approval and the Other Approvals to the Landlord as soon as each of them is obtained.

6.2	Information

The Tenant must keep the Landlord informed of:

(a)	all things done by the Tenant under clause 6.1; and

(b)	the content of all communications from the Council or any other Authority in relation to the applications made pursuant to clause 6.1.

7.	Tenant’s Works

7.1	Access to the Premises

(a)

At the request of the Tenant, the Landlord will allow the Tenant and all persons engaged by the Tenant to prepare the Tenant’s Plans and Specifications access to the Premises at such times as are reasonably determined by the Landlord, the Landlord’s Contractor or the Landlord’s Project Manager for the purpose of measuring, preparing plans, inspecting

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the Premises and other matters preparatory to the Tenant’s Works provided that the Tenant and persons given access to the Premises pursuant to this clause 7.1 (a) comply with:

(1)	all the reasonable directions of the Landlord, the Landlord’s Project Manager or the Landlord’s Contractor; and

(2)	clauses 7.3(c), (d), (e), (f), (g) and (h).

(b)	The Landlord will allow the Tenant access to the Premises by the Access Date for the purpose of carrying out the Tenant’s Works in accordance with this clause 7, subject to:

(1)	the Tenant complying with its obligations under clauses 5 and 6;

(2)	the Tenant having obtained the Building Approval and the Other Approvals;

(3)	the Premises being water tight;

(4)	the Tenant complying with any reasonable safety restrictions or requirements imposed by the Landlord’s Project Manager or the Landlord’s Contractor in relation to the time, duration and means of access and co-ordination of the Tenant’s Works with the Landlord’s Works;

(5)	the programme for the Tenant’s Works not causing delay to the programme for the Landlord’s Works; and

(6)	the Tenant not unduly interrupting the Landlord’s Works.

7.2	Access arrangements

The parties must act in good faith to:

(a)	agree and implement procedures which will enable the Landlord’s Works and the Tenant’s Works to be conducted in an integrated manner and with minimal disruption; and

(b)	resolve any disputes that arise in relation to the sharing of time, space and facilities for the conduct of those works.

7.3	Construction of the Tenant’s Works

From the Access Date, the Tenant must, at its Cost:

(a)	despite any latent or patent defect in the Premises or the Land unless such defect prevents the Tenant from carrying out the Tenant’s Works (acting reasonably), cause the Tenant’s Works to be carried out:

(1)	in a proper and workmanlike manner;

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(2)	using good quality materials;

(3)	substantially in accordance with the Tenant’s Plans and Specifications;

(4)	in accordance with the Building Approval, Other Approvals and the requirements of all Authorities; and

(5)	in accordance with the directions of the Landlord (whether itself or through the Landlord’s Project Manager or the Landlord’s Contractor);

(b)	comply with all Laws and all directions of any relevant Authority in any way relating to the Tenant’s Works;

(c)	in carrying out the Tenant’s Works ensure that the Tenant’s Employees comply with the requirements of all relevant building site awards and conditions of such awards relevant to the construction of the Tenant’s Works;

(d)	effect or cause to be effected by the Tenant’s contractors, insurances for:

(1)	workers’ compensation for the amount required by Law;

(2)	public risk, with the Landlord’s interest noted, for an amount of not less than $20,000,000.00 per event; and

(3)	contractors’ all risk insurance for the Tenant’s Works to the value of the Tenant’s Works,

and produce to the Landlord evidence of currency of those insurances promptly after the Landlord’s request;

(e)	not bring any heavy items of machinery into the Premises likely to damage the Premises without the prior written approval of the Landlord and then only in the presence of the Landlord’s Project Manager or the Landlord’s Contractor;

(f)	ensure that the Tenant and the Tenant’s Employees do not interrupt or delay the Landlord’s Works;

(g)	do all things necessary to minimise disturbance to tenants and occupants of premises adjoining the Premises or located in the vicinity of the Premises; and

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(h)	repair and make good any damage which may be caused to the Landlord’s Works and/or the Premises as a result of carrying out the Tenant’s Works.

7.4	No delivery of possession

The right of access given under clause 7.1 is not a delivery of possession of the Premises to the Tenant, does not affect the Commencing Date and the Tenant may not prevent any person authorised by the Landlord from entering any part of the Premises.

7.5	Alterations

(a)	The Tenant’s Plans and Specifications may only be altered with the prior written approval of the Landlord, such approval not to be unreasonably withheld or delayed.

(b)	If any alterations or additions are required to the electrical, light and power system, fire fighting and protection installations, emergency warning and evacuation system, plumbing, drainage, air-conditioning distribution system, plant and equipment or any other plant or equipment in the Landlord’s Works and/or the Premises as a result of the Tenant’s Works then those alterations or additions must be designed, documented and administered by the Landlord’s Project Manager and carried out under the direction of the Landlord’s Project Manager.

7.6	Risk, release and indemnity

(a)	The Tenant’s Works and the use by the Tenant of the Land and the Premises before the Commencing Date are at the Tenant’s risk.

(b)	The Tenant releases the Landlord from liability in respect of any:

(1)	Claim relating to any property of the Tenant or any other person; and

(2)	damage, death or injury occurring,

in or on the Land or the Premises except to the extent the Claim, damage, death or injury is caused by the negligence of the Landlord or its servants or its agents.

(c)	The Tenant indemnifies the Landlord against all Claims for which the Landlord suffers or for which the Landlord will or may be or become liable, whether before or after the expiration of this Agreement, in respect of or arising directly or indirectly from any loss, damage or injury to property or person caused or contributed to by:

(1)	any wilful or negligent act or omission;

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(2)	any default under this Agreement;

(3)	the Tenant’s Works; and/or

(4)	the use of the Land or the Premises,

by or on the part of the Tenant or the Tenant’s Employees except to the extent caused by the negligence of the Landlord or its servants or its agents.

8.	The Lease

8.1	Grant of Lease

Provided that this Agreement is not terminated prior to the Commencing Date:

(a)	on the Commencing Date, the Landlord must grant and the Tenant must take a lease of the Premises in the form of the Lease completed and amended pursuant to this clause 8;

(b)	the term of the Lease will commence on the Commencing Date; and

(c)	on and from the Commencing Date, the person registered or entitled to be registered as proprietor of the Land and the Tenant will be bound by the terms of the Lease as if the Lease has been duly completed, delivered, stamped and registered.

8.2	Completion of Lease

The Tenant hereby authorises the Landlord’s solicitors to complete the Lease by the insertion of:

(a)	the name of the person then registered or entitled to be registered as proprietor of the Land on the front sheet of the Lease and item 1 of the schedule to the Lease;

(b)	the then current description of the Premises on the front sheet of the Lease and in item 4 of the schedule of the Lease;

(c)	the Commencing Date as the Commencing Date on the front sheet of the Lease and in item 6 of the schedule of the Lease;

(d)	the date of expiration of the Term as defined in the Lease on the front sheet of the Lease and in item 7 of the schedule to the Lease;

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(e)	the Tenant’s Proportion in item 14 of the schedule of the Lease, being the percentage calculated as follows:

A% =	B x 100
C

where:

A =	the Tenant’s Proportion expressed as a percentage;

B =	the Lettable Area of the Premises as specified in the survey referred to in clause 8.4; and

C =	the Lettable Area of the Estate;

(f)	the Rent as at the Commencing Date in item 9 of the schedule of the Lease calculated as:

A + B + C

where:

A =	$230.00 multiplied by the Lettable Area of the office area of the Premises as specified in the survey referred to in clause 8.4; and

B =	$100.00 multiplied by the Lettable Area of the warehouse area of the Premises as specified in the survey referred to in clause 8.4; and

C =	the aggregate of the increases in the annual rent arising from Modification Costs rentalised by the Landlord under clause 3.3(b) or 4.3(b);

(g)	such other details as may be necessary to complete the Lease in accordance with this Agreement and enable it to be stamped and registered.

8.3	Execution of Lease

(a)	The Lease must be duly executed by the Tenant in duplicate and provided to the Landlord at the same time as the Tenant executes this Agreement. The executed Lease will be held in escrow by the Landlord pending the Commencing Date and completion of the Lease pursuant to clause 8.2.

(b)	As soon as possible after the Commencing Date, the Landlord must:

(1)	execute the Lease in duplicate;

(2)	lodge the Lease in duplicate for stamping;

(3)	lodge the Lease for registration; and

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(4)	return the Tenant’s registered counterpart of the Lease to the Tenant’s solicitor.

8.4	Survey of Lettable Area

The Landlord must as soon as practicable after the Date of Practical Completion, procure a survey establishing:

(a)	the Lettable Area in square metres of the Premises which will also provide the Lettable Area in square metres of each of the office area and warehouse area forming part of the Premises;

(b)	the Lettable Area of the Estate; and

(c)	such other measurements as are necessary to determine the Tenant’s Proportion (as defined in the Lease) and any other matter required to be measured by this Agreement,

and must provide a copy of the survey to the Tenant promptly after receiving it from the surveyor.

9.	Warranties

Each party warrants to the other that:

(a)	it is duly incorporated in the place of its incorporation;

(b)	it has obtained all necessary consents to enable it to execute this Agreement;

(c)	by executing this Agreement it will be enforceable in accordance with its terms;

(d)	it has not relied on any undertaking, conduct or representation from or on behalf of the other party except as set out in this Agreement; and

(e)	it is able to pay its debts as and when they fall due.

10.	Non Disclosure

10.1	Confidentiality

Subject to clause 10.2 below, each party must keep the terms of this Agreement and all information received from the other party confidential.

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10.2	Exceptions

A party may make any disclosures in relation to this Agreement:

(a)	as, in its absolute discretion, it thinks necessary to:

(1)	its professional advisers, bankers, financial advisers, auditors and financiers to whom it is reasonably necessary to disclose the information;

(2)	comply with any applicable law or requirement of any regulatory body (including any relevant stock exchange); or

(3)	any of its employees to whom it is reasonably necessary to disclose the information;

(b)	to the Landlord’s Contractor or the Landlord’s Project Manager;

(c)	if the information is generally and publicly available; and

(d)	otherwise with the written consent of the other party.

In addition a party may, with the prior consent of the other party (which consent may not be unreasonably withheld), issue a press release relating to the subject matter of this Agreement.

10.3	Survive termination

The obligations of the parties under this clause 10 will survive the expiration or termination of this Agreement.

11.	GST

11.1	Definitions

Capitalised expressions which:

(a)	are used in clause 11 and not defined in clause 11; or

(b)	are used in the definitions of GST Amount and Payment in clause 1.1,

and are not defined but which have a defined meaning in the GST Law have the meaning given to them under GST Law.

11.2	Payment of GST

The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

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(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

11.3	Input tax credit

Despite any other provision of this Agreement, if a Payment due under this Agreement is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

12.	Dispute Determination

12.1	Resolution of dispute

If a dispute arises between or among the parties in relation to any matter under this Agreement (except a dispute over a right to rescind or terminate this Agreement) (Dispute), the parties agree that before exercising any rights they may have at law, each of them must use all reasonable endeavours to resolve the Dispute. A party seeking resolution of a Dispute must give a notice to the other party to the Dispute and the parties’ representatives must meet within 5 Business Days after that notice is given to attempt to resolve the Dispute.

12.2	Procedure on dispute

If the Landlord and the Tenant do not resolve any Dispute pursuant to clause 12.1 within the 5 Business Days specified (whether or not this Agreement expressly requires that dispute to be determined pursuant to this clause 12) then either party may notify the other in writing (Dispute Notice) that it requires the dispute to be referred to an independent expert reasonably acceptable to both parties (Expert).

12.3	Failure to agree on consultant

If the parties are unable to agree on an Expert within 5 Business Days after service of the Dispute Notice, either party may request the President of the Royal Australian Institute of Architects (New South Wales Chapter) (President) to appoint an Expert to determine the Dispute.

12.4	The Expert

(a)	The Expert appointed under clause 12.3 should be of a discipline most closely associated with the type of issue in Dispute. Despite this clause

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12.4(a), the Expert appointed by the President will be deemed to be of a discipline most closely associated with the type of issue in Dispute.

(b)	The Expert must act as an expert and not as an arbitrator and his decision will be final and binding on the parties (except for manifest error and provided that the Expert’s decision is not one regarding a matter of law).

(c)	The fees of the Expert will be payable by the parties as directed by the Expert.

12.5	Expert determination

The following applies in the case of any Dispute referred for determination under clause 12.2:

(a)	the Expert may enquire into the Dispute as that person thinks fit including hearing representations and taking advice from people that the Expert considers appropriate;

(b)	the parties may make submissions to and must give the Expert every assistance the Expert requires, including providing copies of relevant documents; and

(c)	each party must pay its own costs in connection with the Dispute.

12.6	No suspension

Pending resolution of any Dispute pursuant to this clause 12, the Landlord must not cease or suspend the Landlord’s Works and the Tenant must not cease or suspend the Tenant’s Works.

12.7	Joinder of disputes

Despite anything to the contrary in this clause 12, the parties acknowledge and agree where:

(a)	a Dispute arises under or in connection with this Agreement or in connection with the subject matter of this Agreement; and

(b)	a dispute arises between the Landlord and a third party in relation to the same issue,

then the Tenant irrevocably consents to and waives any objection to the joinder, consolidation or hearing together of those disputes at the request of the Landlord (acting reasonably).

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13.	Termination

13.1	Liquidation

If the Liquidation of the Tenant occurs, the Landlord, without prejudice to any other Claim which the Landlord has or may have or could otherwise have against the Tenant or any other person in respect of that default, at any time, may terminate this Agreement.

13.2	Damages

If this Agreement is validly terminated pursuant to clause 13.1 by the Landlord before the Commencing Date, then (in addition to any indemnities, rights of action and remedies the Landlord otherwise might have in relation to any antecedent breach) the Tenant must pay damages payable as a result, including:

(a)	the Cost of reinstatement of the Premises as reasonably required by the Landlord to enable the Landlord to re-let the Premises; and

(b)	compensation for lost rent and outgoings recovery due to the Lease not proceeding subject to the Landlord’s obligation to mitigate its loss.

14.	Assignment

14.1	By the Tenant

The rights and obligations of the Tenant under this Agreement are personal. They cannot be assigned, charged or otherwise dealt with, and the Tenant will not attempt or purport to do so.

14.2	Deed with New Owner

If the Landlord sells or otherwise transfers its interest in the Land or the Premises, the Landlord and the Tenant, at the Landlord’s cost, shall enter into a deed with the purchaser or transferee (the New Owner) pursuant to which:

(a)	the Tenant acknowledges that the New Owner is entitled to enforce the obligations of the Tenant under this Agreement on and from the date of that transfer; and

(b)	the New Owner agrees to be bound by the terms of this Agreement on and from the date of the transfer in place of the Landlord.

15.	Limitation of Landlord’s Liability

(a)	The Landlord enters into this Agreement as custodian and agent of Tallina Pty Limited, the Trustee of the Trust and in no other capacity.

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(b)	The parties other than the Landlord acknowledge that the Obligations are incurred by the Landlord solely in its capacity as custodian of the assets of the Trust and as agent of the Trustee and that the Landlord will cease to have any Obligation under this Agreement if the Landlord ceases for any reason to be owner of the assets of the Trust.

(c)	The Landlord will not be liable to pay or satisfy any Obligations except to the extent to which it is indemnified by the Trustee or except out of the Assets against which it is entitled to be indemnified in respect of any liability incurred by it. The obligation of the Trustee to indemnify the Landlord and the right of the Landlord to be indemnified out of the Assets are limited.

(d)	The parties other than the Landlord may enforce their rights against the Landlord arising from non-performance of the Obligations only to the extent of the Landlord indemnity as provided above in clause 15(c).

(e)	If any party other than the Landlord does not recover all money owing to it arising from non-performance of the Obligations it may not seek to recover the shortfall by:

(1)	bringing proceedings against the Landlord in its personal capacity; or

(2)	applying to have the Landlord wound up or proving in the winding up of the Landlord.

(f)	Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Landlord under its custody agreement with the Trustee, the parties other than the Landlord waive their rights and release the Landlord from any personal liability whatsoever, in respect of any loss or damage:

(1)	which they may suffer as a result of any:

(A)	breach of the Landlord of any of its Obligations; or

(B)	non-performance by the Landlord of the Obligations; and

(2)	which cannot be paid or satisfied from the indemnity set out above in clause 15(c) in respect of any liability incurred by it.

(g)

The parties other than the Landlord acknowledge that the whole of this Agreement is subject to this clause and subject to clause 15(f), the Landlord shall in no circumstances be required to satisfy any liability arising under, or for non-performance or breach of any Obligations under or in respect of, this Agreement or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than to the

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extent that this Agreement requires satisfaction out of the assets of the Trust under the Landlord’s control and in its possession as and when they are available to the Landlord to be applied in exoneration for such liability.

(h)	The parties acknowledge that the Trustee is responsible under the Constitution for performing a variety of obligations relating to the Trust, including under this Agreement. The parties agree that no act or omission of the Landlord (including any related failure to satisfy any Obligations) will constitute fraud, negligence or breach of duty of the Landlord for the purposes of clause 15(f) to the extent to which the act or omission was caused or contributed to by any failure of the Trustee or any other person or fulfil its obligations relating to the Trust or by any other act or omission of the Trustee or any other person.

(i)	No attorney, agent or other person appointed in accordance with this Agreement has authority to act on behalf of the Landlord in a way which exposes the Landlord to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Landlord for the purposes of clause 15(f).

16.	Limitation of the Trustee’s liability

16.1	Capacity

The Trustee’s liability under this Agreement is limited to its capacity as Trustee of the Trust and the Trustee is not liable in any other capacity.

16.2	Limitation

Subject to clause 16.4, the liability of the Trustee in respect of any cause of action, claim or loss arising:

(a)	under or in connection with this Agreement;

(b)	in connection with any transaction, conduct or any other agreement contemplated by this Agreement; or

(c)	under or in connection with (to the extent permitted by law) any representation or undertaking given or to be given in connection with an Agreement

(each, a Claim), is limited to the Trust Property. The right of the parties other than the Trustee to recover any amount in respect of any (and all) Claims is limited to a right to recover an amount not exceeding the amount which the Trustee is entitled and able to recover from the Trust Property (after taking account of the costs of exercising its right of indemnity or exoneration) and if, after exercise of those rights,

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any such amount remains outstanding, no further Claim may be made against the Trustee personally.

16.3	Acknowledgment of limitations

The parties other than the Trustee agree and acknowledge that they must not, in respect of any Claim:

(a)	subject to clause 16.4, bring proceedings against the Trustee in its personal capacity;

(b)	seek to appoint an administrator or liquidator to the Trustee;

(c)	commence the winding-up, dissolution, official management or administration of the Trustee; or

(d)	appoint a receiver, receiver and manager, administrative receiver or similar official to all or any of the assets of the Trustee,

except to the extent that the steps taken affect any Trust Property or the Trustee’s right of recourse against, and indemnity from, the Trust Property and nothing else.

16.4	Exception

If the Trustee acts negligently, with wilful misconduct or in breach of trust with a result that:

(a)	the Trustee’s right of indemnity, exoneration or recoupment of the Trust Property; or

(b)	the actual amount recoverable by the Trustee in exercise of those rights,

is reduced in whole or in part or does not exist, then to the extent that such right or the amount so recoverable is reduced or does not exist, the Trustee may be personally liable.

17.	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party this Agreement:

(a)	must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Landlord

Trust Company of Australia Limited

Level 4

Agreement for Lease

35 Clarence Street

Sydney NSW 2000

Attention: Operations Manager – Property and Infrastructure Custody

Fax: (02) 8295 8656

with a copy to:

Macquarie Goodman Funds Management Limited

Level 10

60 Castlereagh Street

Sydney NSW 2000

Attention: Property Manager

Fax: (02) 9230 7444

Tenant

Barbeques Galore Limited

327 Chisholm Road

Auburn NSW 2144

Attention:

Fax:

(b)	must be signed by the sender or if a company, by its Authorised Officer; and

(c)	will be taken to have been served:

(1)	in the case of delivery in person, when delivered to or left at the address of the recipient shown in this Agreement (as the case may be) or at any other address which the recipient may have notified to the sender;

(2)	in the case of facsimile transmission, when recorded on the transmission result report unless:

(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form; or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

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(3)	in the case of mail, on the third Business Day after the date on which the notice is accepted for posting by the relevant postal authority,

but if service is on a day which is not a Business Day in the place to which the communication is sent or is later than 4.00pm (local time) on a Business Day, the notice will be taken to have been served on the next Business Day in that place.

18.	Severance

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

19.	Entire Agreement

This Agreement and the Lease granted pursuant to this Agreement contains the entire agreement of the parties with respect to their subject matter. They set out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to their subject matter.

20.	Amendment

This Agreement may be amended only by another agreement executed by all parties.

21.	No waiver

No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

22.	No Merger

The rights and obligations of the parties will not merge on completion of any transaction under this Agreement.

23.	Stamp duty and costs

Each party will bear its own Costs arising out of the negotiation, preparation and execution of this Agreement. The Tenant will bear any stamp duty (including fines and penalties other than those incurred due to the default of the Landlord)

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chargeable on this Agreement and on any instruments executed under this Agreement. The Tenant must indemnify the Landlord on demand against any liability for that stamp duty.

24.	Governing Law

This Agreement is governed by the laws of New South Wales. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

25.	Counterparts

This Agreement may be executed in a number of counterparts. All the counterparts taken together constitute this Agreement.

26.	Fitout or Relocation Contribution

(a)	If the Tenant requests in writing, the Landlord will contribute up to $140,000.00 (Contribution) towards the Tenant’s Works and/or Relocation Costs.

(b)	The Landlord must pay the Contribution to the Tenant, or as directed by the Tenant, after the Tenant or the Tenant’s Contractor provides to the Landlord an itemised tax invoice for the Tenant’s Works and/or the cost of relocation which:

(1)	shows the nature of the Tenant’s Works or Relocation Costs to which the invoice relates; and

(2)	is in a form that enables the Landlord to claim input tax credits for any GST Amount payable with respect to those Tenant’s Works or Relocation Costs.

(c)	If this Agreement or the Lease is terminated as a result of the Tenant’s default, the Tenant must immediately pay to the Landlord on the date of termination, the Termination Payment.

Agreement for Lease

Executed in New South Wales

SIGNED SEALED AND DELIVERED on

behalf of TRUST COMPANY OF

AUSTRALIA LIMITED

(ACN 004 027 749) by Michael J. Britton

its attorney under power of attorney

registered in the office of the Registrar

General (NSW) No. 670 Book 4279

(who states by executing this document that

the attorney has received no notice of

revocation of the power of attorney), in the

presence of:

Signature:	/s/ Zuiz Rozali	Signature:	/s/ Michael J. Britton

Name:	Zuiz Rozali	Name:	Michael J. Britton
	PLEASE PRINT		PLEASE PRINT
Witness		Attorney

Execution by the Tenants EXECUTED by BARBEQUES GALORE LIMITED (ACN 008 577 759) in accordance with Section 127 of the Corporations Act 2001:

Signature:	/s/ Robert Barry Garston	Signature:	/s/ Sam Ruben Linz

Name:	Robert Barry Garston	Name:	Sam Ruben Linz
	PLEASE PRINT		PLEASE PRINT
Director		Director*
* Delete as appropriate

Agreement for Lease

Annexure A

Not Used

Agreement for Lease

Annexure B

Lease

Form: 07L Release: 1.1 www.lpi.nsw.gov.au	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: this information is legally required and will become part of the public record

STAMP DUTY	Office of State Revenue use only

(A) TORRENS TITLE

Property leased: if appropriate, specify the part or premises

12/854284, 120/11427, 123/11427, 124/11427, 125/11427, 126/11427, Auto Consol 6362-182, Auto Consol 4718-118, Auto Consol 5517-100 and Auto Consol 6715-78 part being building A2, Campus Business Park, 350 Parramatta Road, Homebush, New South Wales.

(B) LODGED BY	Delivery Box 421X	Name, Address or DX and Telephone Hunt & Hunt Level 15, 1 Macquarie Place, Sydney NSW 2000 DX 214 Sydney (02) 9391.3000 Reference: TJL: 8956519	CODE L

(C) LESSOR	Trust Company of Australia Limited (ABN 59 004 027 749)

The lessor leases to the lessee the property referred to above.

(D)	Encumbrances (if applicable):

(E) LESSEE	Barbeques Galore Limited (ACN 008 577 759)

(F)	TENANCY:

(G)	1. TERM: Five (5) Years

2.	COMMENCING DATE: 1 February 2005

3.	TERMINATING DATE: 31 January 2010

4.	With an OPTION TO RENEW for a period of Five (5) Years set out in clause 3.3 of Annexure A

5.	With an OPTION TO PURCHASE set out in clause of

6.	Together with and reserving the RIGHTS set out in clause N.A. of N.A.

7.	Incorporates the provisions set out in ANNEXURE A hereto.

8.	Incorporates the provisions set out in MEMORANDUM filed at Land and Property Information New South Wales as No. N.A.

9.	The RENT is set out in item No. 9 of the Schedule

All handwriting must be in block capitals.

Total Pages (office use only)	Page 1 of 60	LAND AND PROPERTY INFORMATION NSW

(H)	We certify this dealing correct for the purposes of the Real Property Act 1900.

DATE

EXECUTED by TRUST COMPANY OF
AUSTRALIA LIMITED by its attorney pursuant to power of attorney Registered No. Book dated (who states by executing this document that the attorney has received no notice of revocation of the power of attorney), in the presence of:

Signature of Witness:	Signature of Attorney:

Name of Witness:		Name of Attorney:
PLEASE PRINT

Address of Witness

EXECUTED by BARBEQUES GALORE LIMITED ACN 008 577 759 in accordance with section 127 of the Corporations Act 2001:

Signature:	Signature

Name:		Name:
	PLEASE PRINT	PLEASE PRINT

Director		Director/Secretary*
* Delete as appropriate

(1)	STATUTORY DECLARATION

I solemnly and sincerely declare that: the time for the exercise of Option to Renew/Purchase in expired lease no.                          has ended; the lessee under that lease has not exercised the option; and a variation of lease extending the term has not been entered into. I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.

Made and subscribed at                                          in the State of                                                       on                                                   in the presence of:

Signature of Witness

Name of Witness (BLOCK LETTERS)

Address and Qualification of Witness	Signature of Lessor

Lease Annexure

This and the following                  pages comprise Annexure A to the Lease dated                          from Trust Company of Australia Limited (the Landlord) to Barbeques Galore Limited (the Tenant).

Schedule

Item 1	Landlord

Trust Company of Australia Limited ABN 59 004 027 749 of Level 4, 35 Clarence Street, Sydney NSW 2000 as custodian for Tallina Pty Limited ACN 090 716 895

Item 2	Tenant

Barbeques Galore Limited ACN 008 577 759 of 327 Chisholm Road, Auburn NSW 2144

Item 3	Land

The whole of the land contained in Certificate of Title Folio Identifier 12/854284, 120/11427, 123/11427, 124/11427, 125/11427, 126/11427, Auto Consol 6362-182, Auto Consol 4718-118, Auto Consol 5517-100 and Auto Consol 6715-78

Item 4	Premises

Building A2, Campus Business Park, 350 Parramatta Road, Homebush, New South Wales comprising approximately [*] square metres

Item 5	Term

5 years

Item 6	Commencing Date

1 February 2005

Item 7	Terminating Date

31 January 2010

Item 8	Further Term(s)

One further term of 5 years

Minimum notice required – 6 months

Maximum notice permitted – 9 months

Item 9	Rent

$[***] per annum

Item 9A	Amortisation Rent

Not Applicable

Item 10	Reviews Dates during Term

Date	Type of Review
(a) First anniversary of the Commencing Date	Fixed increase ***

(b) Second anniversary of the Commencing Date	Fixed increase ***

(c) Third anniversary of the Commencing Date	Fixed increase ***

(d) Fourth anniversary of the Commencing Date	Fixed increase ***

Item 11	Tenant’s Business

Office with ancillary manufacturing and warehouse facility.

Item 12	Public Risk Insurance

$20 million

Item 13	Outgoings Year

Each period of 12 months ending on 30 June

Item 14	Tenant’s Proportion

[***]

Item 15	Not Used

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Item 16	Redecoration dates

Date of Termination

Item 17	Car Parking

65 under cover Car Parking Spaces

Licence Fee: Nil

Item 18	Trust

Homebush Sub-Trust

Item 19	Trustee

Tallina Pty Limited ACN 090 716 895 of Level 10, 60 Castlereagh Street, Sydney NSW 2000

Item 20	Not Applicable

Item 21	Agreement for lease

The agreement dated [*] between the landlord and the tenant pursuant to which this lease (or when this lease is one of a sequence, the first lease of the sequence) was granted.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Contents

1.	Definitions and interpretation		9

	1.1	Definitions	9
	1.2	General	16
	1.3	Obligations of the Landlord	18

2.	Exclusion of Statutory Provisions		18

	2.1	Laws Excluded	18
	2.2	Moratorium	19

3.	Term		19

	3.1	Term of Lease	19
	3.2	Holding over	19
	3.3	Option of renewal	19

4.	Rent		21

	4.1	Payment of Rent	21
	4.2	Direct debit and payment of instalments	21
	4.3	Rent reviews	22
	4.4	Market review of Rent	22
	4.5	Tenant’s dispute of Rent	22
	4.6	Fixed increase in Rent	24
	4.7	Rent payable after review	24
	4.8	Cleaning charge	24

5.	Outgoings		25

	5.1	Tenant’s Outgoings	25
	5.2	Landlord’s estimate	25
	5.3	Payments on account	25
	5.4	Yearly adjustment	25
	5.5	Termination of lease	26
	5.6	Cost of Services	26
	5.7	Landlord’s Rights Not Affected	26
	5.8	Cap on Outgoings	26

6.	GST		27

	6.1	Definitions	27
	6.2	Payment of GST	27
	6.3	Input Tax Credit	27

7.	Use of Premises		27

	7.1	Permitted use	27
	7.2	No warranty as to use	27
	7.3	Compliance with Laws and Requirements	28
	7.4	Overloading	29
	7.5	Other activities by Tenant	29
	7.6	For sale/to let	31
	7.7	Emergency evacuation procedures and drills	31
	7.8	Closure of Building in emergency	32
	7.9	Securing of Premises	32
	7.10	Keys and access cards	32

8.	Signage		33

	8.1	Landlord’s consent required	33
	8.2	Permitted Signage	33
	8.3	Make good obligations in connection with Permitted Signage	33
	8.4	Maintenance of Permitted Signage	33
	8.5	Removal	34

	8.6	Landlord’s Signage	34

9.	Maintenance, Repairs, Alterations and Additions		34

	9.1	Repairing obligations	34
	9.2	Landlord’s right of inspection	35
	9.3	Enforcement of repairing obligations	35
	9.4	Landlord may enter to repair	35
	9.5	Alterations to Premises	35
	9.6	Alterations or additions to Landlord’s Fixtures and Services	36
	9.7	Notice to Landlord of damage, accident etc.	36
	9.8	Responsibility of the Tenant for environmental contamination	37
	9.9	Tenant to Redecorate	37

10.	Assignment and Sub-Letting		37

	10.1	No disposal of Tenant’s interest	37
	10.2	Assignments and subleases	37
	10.3	Corporate ownership	38
	10.4	Unit Trust	39
	10.5	Mortgaging Tenant’s interest in Premises	39
	10.6	Leasing and charging Tenant’s Fittings	39

11.	Insurance and Indemnities		40

	11.1	Insurances to be taken out by Tenant	40
	11.2	Effect on Landlord’s insurances	40
	11.3	Inflammable substances	41
	11.4	Compliance with fire regulations	41
	11.5	Exclusion of Landlord’s liability	41
	11.6	Indemnities	42

12.	Damage, Destruction and Resumption		43

	12.1	Damage to or destruction of Premises	43
	12.2	Liability	44
	12.3	Dispute	44
	12.4	Landlord not obliged to reinstate	44

13.	Quiet Enjoyment		45

14.	Default and Determination		45

	14.1	Default	45
	14.2	Essential terms	45
	14.3	Forfeiture of Lease	46
	14.4	Landlord may rectify	46
	14.5	Waiver	46
	14.6	Offer of money after determination	47
	14.7	Interest on overdue money	47
	14.8	Landlord’s entitlement to damages	47

15.	Termination		48

	15.1	Tenant to yield up and remove its fittings	48
	15.2	Tenant not to cause damage	48
	15.3	Failure by Tenant to remove Tenant’s Fittings	48
	15.4	Tenant to indemnify and pay Landlord’s Costs	48
	15.5	Rent, Licence Fee and other payments to continue	49

16.	Not Used		49

17.	Limitation of Landlord’s Liability		49

18.	Limitation of the Trustee’s liability		50

	18.1	Capacity	50

	18.2	Limitation	51
	18.3	Acknowledgment of limitations	51
	18.4	Exception	51

19.	Car Parking Spaces		52

	19.1	Licence	52
	19.2	Parking levy	52
	19.3	Tenant’s covenants	52
	19 4	Risk and other provisions	53
	19.5	Termination	53
	19.6	Infringement fee	54

20.	Miscellaneous		54

	20.1	Notices	54
	20.2	Certificate from Authorised Officer of Landlord	55
	20.3	Costs	55
	20.4	Services	56
	20.5	Easements	56
	20.6	Further Construction	56
	20.7	Severance	57
	20.8	Entire agreement	57
	20.9	Reliance	57
	20.10	Warranty by Tenant	57
	20.11	Governing law	58
	20.12	Change of Landlord	58
	20.13	Access to Premises	58

21.	Tenant’s consent to Consolidation or Subdivision		58

Annexure “A” – Direct debit instruction form			60

1.	Definitions and interpretation

1.1	Definitions

In this lease:

The following definitions together with those in the schedule apply unless the context requires otherwise.

“Agreement for Lease” means the agreement for lease specified in item 21.

“Appurtenance” includes any drain, basin, sink, toilet or urinal.

“Assets” includes all assets, property and rights real and personal of any value whatsoever of the Trust.

“Australian Institute” means The Australian Property Institute Inc. (New South Wales Division).

“Authorised Officer” means:

(a)	in respect of the Tenant any director or secretary, or any person from time to time nominated as an Authorised Officer by the Tenant by a notice to the Landlord accompanied by specimen signatures of all new persons so appointed; and

(b)	in respect of the Landlord, any person whose title or acting title includes the word manager or cognate expressions of any of the Landlord, the Trustee or any managing agent of the Building or the Estate from time to time.

“Authority” includes:

(a)	any government in any jurisdiction, whether federal, state, territorial or local;

(b)	any provider of public utility services, whether statutory or not;

(c)	any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them (including the Insurance Council of Australia Limited).

“Bank Guarantee” means an irrevocable and unconditional undertaking which does not contain an expiry date by a trading bank or other financial institution approved by the Landlord in its absolute discretion to pay an amount or amounts of money to the Landlord on demand and containing terms and conditions acceptable to the Landlord.

“Building” means the building of which the Premises form part.

“Business Day” means any day except Saturday or Sunday or a day that is a public holiday throughout New South Wales.

“Car Parking Spaces” has the meaning given to that term in clause 19.1.

“Claim” includes any claim, demand, remedy, suit, injury, damage, loss, Cost, liability, action, proceeding, right of action, claim for compensation and claim for abatement of rent obligation.

“Common Areas” means those parts of the Building and the Estate designated by the Landlord from time to time for use in common by the Landlord and occupants of the Estate and their respective employees, invitees, licensees and any other persons authorised expressly or impliedly by the Landlord, and which are not otherwise leased or licensed to any person.

“Consolidation” means:

(a)	the consolidation of 2 or more of the titles to the Land into a single title; or

(b)	the consolidation of 1 or more of the titles to the Land with one or more titles of land adjoining the Land.

“Consent” means prior written consent.

“Constitution” means the constitution of the Trust as amended from time to time.

“Cost” includes any cost, charge, expense, outgoing, payment or other expenditure of any nature (whether direct, indirect or consequential and whether accrued or paid), including where appropriate all Rates, all legal fees (including in-house lawyers charged at their usual rates) on a full indemnity basis or a solicitor/client basis, whichever is the greater and fees of other experts and consultants.

“Date of Termination” means:

(a)	the date specified in item 7;

(b)	any earlier date on which this Lease is determined;

(c)	the date of expiration or earlier termination of the Further Term or, if more than one, the last Further Term; or

(d)	the end of any period of holding over under clause 3.2,

as appropriate.

“Default Rate” means the rate which is 2% per annum above the overdraft rate charged at the due date for payment of the relevant money by the financial institution nominated by the Landlord in its absolute discretion for commercial loans in excess of $100,000.

“Estate” means the industrial business park located on the Land and any other land acquired by the Landlord designated by the Landlord as forming part of the Estate but excludes any land or part thereof not owned by the Landlord.

“Event of Default” means any event referred to in clause 14.1.

“GST” means the goods and services tax as imposed by the GST Law including, where relevant, any related interest, penalties, fines or other charge.

“GST Amount” means, in relation to a Payment, an amount arrived at by multiplying the Payment (or the relevant part of a Payment if only part of a Payment is the consideration for a Taxable Supply) by the appropriate rate of GST prescribed under the GST Law from time to time (being 10% when the GST Law commenced) or any lower rate notified from time to time by the person making the relevant Supply.

“GST Law” has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999, or, if that Act is not valid or does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

“Keys” means keys, access cards or other methods of access from time to time used for the Building or any part of it.

“Landlord’s Fixtures” includes:

(a)	all plant and equipment, mechanical or otherwise, fittings, fixtures, furniture, furnishings of any kind, including window coverings, blinds and light fittings from time to time on the Premises or which may exclusively service the Premises or any part of them and owned or supplied by the Landlord; and

(b)	all stop cocks, fire hoses, hydrants, other fire prevention aids and all fire fighting systems from time to time located on the Premises or which may service the Premises and are owned or supplied by the Landlord.

“Law” includes any requirement of any statute, rule, regulation, proclamation, ordinance or by-law, present or future, and whether state, federal or otherwise.

“Lease Year” means every 12 month period commencing on and from the Commencing Date.

“Lettable Area” means the lettable area of the relevant area measured in accordance with the method of measurement then adopted by the Property Council of Australia for buildings which are similar to the Premises.

“Licence Fee” means the car parking licence fee specified in item 17.

“Liquidation” includes liquidation, official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

“Market Review” means a market review of the Rent in accordance with clause 4.4 or 4.5 (as appropriate).

“Premises” means the premises specified in item 4, and includes all of the Landlord’s Fixtures in the Premises.

“Proposed Work” includes any proposed work, alteration, addition or installation in or to the Premises and/or to the existing Tenant’s Fittings by or on behalf of the Tenant and/or by the Tenant’s Employees.

“Obligations” means all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, the Landlord under or in respect of this Lease.

***

“Outgoings” means, subject to the right of the Landlord to accrue any or all of the Outgoings which are or may be assessed or payable by the Landlord at intervals other than in the Outgoings Year during which the relevant Outgoings are paid, the total of all Rates, taxes and charges payable to any Authority or under any Law in respect of the Building or the Estate or the Land if separately assessed or any part of it, or the ownership and operation of the whole or any part of the Building or the Estate or the Land if separately assessed or any part of it and amounts paid by the Landlord (or for the payment of which the Landlord acting reasonably may be or become liable) acting reasonably and properly in any Outgoings Year in respect of the Premises or the Estate whether by direct assessment or otherwise, including:

(a)	all insurance premiums and amounts payable in respect of insurances:

(1)	industrial special risks for the Estate and any improvements on it including the Building or any part of it for its full insurable or replacement value;

(2)	(subject to the exclusion of any rents arising from normal vacancies during letting up periods) for loss of rent or other money (whether separate or otherwise) including any rent or other money payable in respect of any tenancy or occupation of the Estate arising from damage or destruction of the Estate or any part of it or arising from diminution or loss of any means of access or other similar cause;

(3)	for public and products liability;

(4)	for workers’ compensation for all employees of the Estate proportionally to the extent those employees are engaged in connection with the Estate; and

(5)	for such other insurable risks the Landlord reasonably considers appropriate from time to time;

(b)	all broker fees, valuation fees and risk assessment fees payable in connection with the insurances and their renewal (including all fees for valuation reports and risk management reports) referred to in paragraph (a);

(c)	all costs in relation to the supply of Services to and the removal of all waste, sullage and all other general garbage from the Estate including all costs of operating and maintaining any plant and equipment provided for

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

that purpose whether the plant or equipment is located on the Estate or otherwise, but excluding from this paragraph any amount which is:

(1)	already included by virtue of another paragraph of this definition;

(2)	otherwise payable by the Tenant pursuant to the provisions of this Lease; or

(3)	payable by another tenant of the Estate;

(d)	all costs in relation to the control of pest, vermin, insect or other similar infestation;

(e)	all costs of purchasing, hiring, maintaining and servicing all outdoor gardens, lawns, potted shrubs and planted and landscaped areas on the Estate;

(f)	all costs of the provision and maintenance (or where appropriate replacement Costs) for security and/or caretaking services, including the Costs of policing and regulating traffic on the Estate and/or for any means of access to the Estate;

(g)	all costs of repairs and/or maintenance of the Estate and any improvements on it or any part of them, including the costs of operating, supplying, maintaining and repairing all Services from time to time provided for all tenants;

(h)	all costs in the form of salary, wages, leave entitlements, superannuation and other employment overheads (fairly apportioned by the Landlord where any such employee is engaged in work relating to other buildings) incurred in the operation, maintenance and supply of any Services to the Estate;

(i)	a management fee (which at the date of the commencement of the initial term is 2.00% per annum of the total of all sums payable by the Tenant under this Lease but may be altered by the Landlord from time to time) to cover the reasonable costs of managing and operating the Estate and if applicable fees payable to any managing agents for the general management and operation of the Estate, and any other monies no matter how disbursed relating to the management of the Estate;

(j)	all costs incurred by the Landlord in maintaining the Landlord’s Fixtures or Services located within and exclusively serving the Premises including the costs of any maintenance contract for the maintenance of such Landlord’s Fixtures and Services;

(k)	any other costs properly incurred in the management, operation and maintenance of the Estate; and

(l)	to the extent that it is lawful to pass them on to the Tenant,

(1)	all Rates, taxes and charges payable to any Authority relating to the use and occupation of the Estate,

(2)	all Rates, taxes and charges payable to an Authority for the provision, reticulation or discharge of water and/or sewage and/or drainage including excess water charges, consumption charges, service charges and meter rents; and

(3)	land taxes or taxes of the nature of a tax on land, computed on the taxable value of the Estate at the rate which would be payable by the Landlord on a multiple holding basis; and

(m)	all existing or future levies, charges and contributions imposed under strata, community or similar legislation including administrative, special and ordinary levies,

but not including:

(n)	any liability or expenditure of a structural or capital nature other than replacement of component parts (but not the whole) of the Landlord’s Fixtures;

(o)	costs properly payable by any other tenant or occupier of the Estate in the Landlord’s reasonable opinion; and

(p)	any costs incurred in respect of an undeveloped part of the Estate.

“Outgoings Year” means each period specified in item 13.

“Payment” means:

(a)	the amount of any monetary consideration (other than a GST Amount payable under this clause), and

(b)	the GST Exclusive Market Value of any non-monetary consideration paid or provided by the Tenant for this Lease or by the Landlord or the Tenant for any other Supply made under or in connection with this Lease and includes:

(c)	any Rent or contribution to Outgoings; and

(d)	any amount payable by way of indemnity, reimbursement, compensation or damages.

“Permitted Signage” has the meaning given in clause 8.2.

“Rates” means all rates, taxes, charges and outgoings payable to an Authority relating to the Estate or the Land or the Premises or their use or occupation including:

(a)	for any Services of the type from time to time provided by the local government Authority for the locality in which the Premises are situated;

(b)	for waste and general garbage removal from the Estate or the Land or the Premises (including any excess); and

(c)	for the provision, reticulation or discharge of water and/or sewerage and/or drainage (including water and sewerage usage charges and meter rents).

“Redecorate” includes:

(a)	the washing down of the whole of the interior of the Premises and the Tenant’s Fittings, including all partitions or additions made to the Premises;

(b)	the treatment as previously treated of all internal surfaces of the Premises by painting, staining, polishing or otherwise to a specification previously approved in writing by the Landlord; and/or

(c)	the replacing of all floor coverings, window coverings or blinds which in the reasonable opinion of the Landlord are worn or damaged, otherwise than by fair wear and tear, and are in need of replacement.

“Rent” means the rent specified in item 9 as varied from time to time.

“Requirement” includes any requirement, notice, order, direction, recommendation, stipulation or similar notification received from or given by any Authority or under any Law, whether in writing or otherwise, and regardless of to whom it is addressed or directed.

“Review Date” means any of the dates specified in Item 10.

“Services” means all services or systems of any nature from time to time provided to the Premises and/or to the Land and/or to the Estate or available for use, and includes those of the following which are part of the Premises on the Commencing Date, namely:

(a)	any electronic medium, energy source, lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, fire services, sprinkler systems or devices, lifts, escalators and air-conditioning;

(b)	fittings, fixtures, appliances, plant and equipment utilized for any of these Services; and

(c)	any services or systems from time to time utilized for access to the Premises.

“Subdivision” means a subdivision of one or more of the titles to the Land and includes a strata subdivision.

“Tenant’s Business” means the business carried on and entitled to be carried on in the Premises in compliance with the permitted use specified in item 11.

“Tenant’s Employees” includes the employees, agents, contractors, consultants, customers, workmen, invitees, clients and visitors of the Tenant, its subtenants, licensees and concessionaires and others who may at any time be in or on the Premises or the Land, but only to the extent that the Tenant contributed to the person gaining access to the Premises.

“Tenant’s Fittings” includes all fixtures, fittings, plant, equipment, partitions or other articles and chattels of all kinds (other than stock-in-trade) which are not owned by the Landlord and at any time are on the Premises.

“Tenant’s Outgoings Contribution” means that sum calculated pursuant to clause 5.1.

“Tenant’s Proportion” means that proportion which the Lettable Area of the Premises bears to the Lettable Area of the Estate from time to time and which at the Commencing Date of this Lease is that proportion specified in item 14.

“Trust” means the trust referred to in Item 18.

“Trustee” means the trustee of the Trust from time to time, which at the date of this Lease is the party referred to in Item 19.

***

“Valuer” has the meaning given in clause 4.5(c).

“Year” means calendar year.

1.2	General

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	clause, sub-clause, paragraph, sub-paragraph or schedule refers to this Lease and item refers to an item in the schedule to this Lease.

(f)	A reference to any party to this Lease or any other agreement or document includes the party’s successors and substitutes or assigns.

(g)	A reference to a right or obligation of any two or more Tenants or Guarantors confers that right, or imposes that obligation, as the case may be, jointly and severally.

(h)	Not Used

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(i)	A reference to an agreement or document is to the agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Lease.

(j)	A reference to legislation or to a provision of legislation includes a modification, re-enactment of or substitution for it and a regulation or statutory instrument issued under it.

(k)	A reference to dollars or $ is to Australian currency.

(l)	Each schedule of, annexure to and/or exhibit relating to this Lease forms part of it.

(m)	A reference to conduct includes any omission, statement or undertaking, whether or not in writing.

(n)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(o)	Substantial means not merely nominal.

(p)	Unless stated otherwise, one word or provision does not limit the effect of another.

(q)	A reference to includes or including means includes, without limitation, or including, without limitation, respectively.

(r)	Reference to the whole includes part.

(s)	All obligations are taken to be required to be performed duly and punctually.

(t)	Words importing do include do, permit or omit, or cause to be done or omitted.

(u)	(1)	Where a reference is made to any person, body or Authority, that reference, if the person, body or Authority has ceased to exist, will be to the person, body or Authority as then serves substantially the same objects as that person, body or Authority.

	(2)	Any reference to the President of that person, body or Authority, in the absence of a President, will be read as a reference to the senior officer for the time being of the person, body or Authority or any other person fulfilling the duties of President.

(v)	Unless the context otherwise requires, where the Landlord has a discretion or its consent or approval is required for anything, the Landlord shall, consistent with its rights and obligations as Landlord, not unreasonably withhold or delay its decision, consent or approval.

(w)	Where anything is permitted in an emergency the opinion of the Landlord as to the existence or non-existence of that state of affairs is conclusive.

(x)	Where the day or last day for doing anything or on which an entitlement is due to arise is not a Business Day, that day or last day will be the immediately following Business Day.

(y)	Month means calendar month.

(z)	(1)	Subject to sub-paragraph (2), every obligation under this Lease:

		(A)	regardless of the form or context of the wording, is a covenant by the party undertaking that obligation; and

		(B)	continues throughout the Term and any holding over period and after that so far as the obligation remains to be observed or performed.

	(2)	(A)	Every obligation of the Landlord under this Lease binds that person only during the period(s) that person is entitled to receive the rents and income of the Premises.

		(B)	Subject to clause 1.2(z)(2)(A), the covenants on the part of the Landlord bind the person from time to time immediately entitled to the Premises at the end of this Lease.

	(3)	Every covenant by the Tenant includes a covenant by the Tenant to ensure compliance with the covenant by each of the Tenant’s Employees.

(aa)	Any obligation of the Landlord is discharged if it is complied with by either the Landlord or the Trustee.

(bb)	To the extent of any inconsistency between the Agreement for Lease and this Lease, the provisions of this Lease shall prevail.

1.3	Obligations of the Landlord

An obligation which the Landlord is required to perform will be performed either by the Trustee or the Landlord. Where the Landlord’s obligation is within the scope of the Landlord’s duties under the custody agreement between the Landlord and the Trustee in relation to the Trust, the Trustee will:

(a)	give the Landlord a proper instruction to carry out that obligation; or

(b)	perform that obligation itself.

2.	Exclusion of Statutory Provisions

2.1	Laws Excluded

To the extent permitted by Law the covenants, powers and provisions (if any) implied in leases by virtue of any Law are expressly negatived.

2.2	Moratorium

To the extent permitted by Law, any Law, Requirement or moratorium which at any time directly or indirectly:

(a)	extends or reduces the Term;

(b)	lessens, varies or affects in favour of the Tenant any obligation under this Lease;

(c)	delays, prevents or prejudicially affects the exercise by the Landlord of any right, power or remedy given by this Lease; or

(d)	reduces or postpones the payment of Rent or any part of it,

is excluded from this Lease and may not be enforced by the Tenant against the Landlord.

3.	Term

3.1	Term of Lease

Subject to this Lease the Landlord leases to the Tenant and the Tenant takes the Premises for the Term.

3.2	Holding over

If the Landlord does not indicate refusal to the Tenant continuing to occupy the Premises beyond the Terminating Date (otherwise than under a further lease) then:

(a)	the Tenant does so as a monthly tenant and must pay Rent:

(1)	monthly in advance, the first payment to be made on the day following the Terminating Date; and

(2)	equal to one-twelfth of the annual rate of Rent payable immediately prior to the Terminating Date;

(b)	the monthly tenancy is determinable at any time by either the Landlord or the Tenant by one month’s notice given to the other, to end on any date, but otherwise the tenancy will continue on the conditions of this Lease; and

(c)	if the Tenant is in breach of any of those conditions, then the monthly tenancy may be determined at any time by the Landlord giving 72 hours notice to the Tenant, ending at any time.

3.3	Option of renewal

(a)	If:

(1)	a Further Term is specified in item 8;

(2)	the Tenant notifies the Landlord not more than the maximum number of months and not less than the minimum number of months referred to in Item 8 before the Terminating Date that it requires a further lease for the Further Term; and

(3)	at the date of that notice and at the Terminating Date there is no subsisting Event of Default by the Tenant,

the Landlord must grant to the Tenant a lease of the Premises for the Further Term commencing on the day after the Terminating Date.

(b)	That further lease will be on the same conditions as this Lease except that:

(1)	the term to be specified in item 5 of the further lease will be that specified in item 8;

(2)	the date to be specified in item 6 of the further lease will be the day after the Terminating Date;

(3)	the date to be specified in item 7 of the further lease will be the last day of the term specified in item 8 calculated from the date of commencement of the further lease;

(4)	the amount of rent to be specified in item 9 of the further lease will be determined as provided in clause 4.4 or clause 4.5 as the case may be provided that in no event will the rent payable at the commencement of the Further Term be less than that payable immediately prior to the commencement of the Further Term;

(5)	the amount of public risk insurance then required by the Landlord will be inserted in item 12;

(6)	the review dates in item 10 of the further lease will be as follows:

Date		Type of Review
(a)	First anniversary of the Commencing Date	Fixed increase ***

(b)	Second anniversary of the Commencing Date	Fixed increase ***

(c)	Third anniversary of the Commencing Date	Fixed increase ***

(d)	Fourth anniversary of the Commencing Date	Fixed increase ***

(7)	Not Used;

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(8)	this clause 3.3 will not be included in the further lease unless there are Further Terms specified in item 8 in which case the number of Further Terms specified in item 8 of the further lease will be reduced by one from the number specified in item 8 of this Lease; and

(9)	if there are Further Terms specified in item 8 and if in any further lease the number of Further Terms specified in item 8 would by operation of clause 3.3(b)(10) be zero, then this clause 3.3 will not be included in that further lease so that the last further lease will end on the date specified in item 8 of this Lease.

(10)	Delete clause 5.8 and replace with the following clause 5.8:

5.8	Cap on Outgoings

Notwithstanding the provisions of this clause 5:

a)	The Tenant’s Outgoings Contribution will not exceed *** of the Lettable Area of the Premises for the first year of the Term; and

b)	in each subsequent Outgoings Year of the Term, the Tenant’s Outgoings Contribution will not increase by more than ***; and

c)	in any case, the maximum amount of the Tenant’s Outgoings Contribution will not exceed *** of the Lettable Area of the Premises.

4.	Rent

4.1	Payment of Rent

The Tenant must pay Rent to the Landlord at the relevant rate from time to time:

(a)	without demand;

(b)	without any deduction, counterclaim or right of set-off at all; and

(c)	by equal monthly instalments (and proportionately for any part of a month) in advance on the first day of each month.

4.2	Direct debit and payment of instalments

(a)	On the date of this lease, the Tenant must provide to the Landlord a completed and signed direct debit instruction form, a copy of which is annexed as Annexure “A” to this lease. All instalments must be paid by

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

direct credit or direct debit transfer (as directed by the Landlord from time to time) to the bank account notified to the Tenant by the Landlord from time to time and in the absence of such notification, to the place and in the manner directed by the Landlord from time to time.

(b)	The first instalment of rent must be paid on the Commencing Date.

4.3	Rent reviews

(a)	The Rent will be reviewed annually on each anniversary of the Commencing Date in accordance with the method set out in item 10.

(b)	The Rent to be inserted in item 9 of any further lease entered into in accordance with clause 3.3(b)(4) will be determined in accordance with clause 4.4 and/or 4.5.

4.4	Market review of Rent

(a)	Not earlier than 6 months before the Review Date for which a Market Review is specified in item 10, the Landlord may notify the Tenant of the Landlord’s assessment of the Rent for the Premises.

(b)	The Landlord will not, because of its failure to notify the Tenant before the Review Date forfeit its right to have the Rent reviewed as at that particular Review Date.

(c)	The payment of and receipt for Rent after a failure by the Landlord to require a review before the Review Date will not prejudice the Landlord’s right to later demand payment of any additional rent payable by the Tenant as a result of that review or a review under clause 4.5.

(d)	The reviewed Rent which should have been paid will date back to and shall be payable as from the particular Review Date. Any necessary adjustment shall be made within 14 days after the Rent is determined.

4.5	Tenant’s dispute of Rent

If the Tenant disagrees with the Landlord’s assessment of the Rent under clause 4.4(a) and the Landlord and the Tenant are unable to agree on the Rent to apply from the particular Review Date, the following procedure applies.

(a)	The Tenant, within 20 Business Days of being notified of the Landlord’s assessment of the Rent, must notify the Landlord that the Tenant disputes that assessment and requires the Rent to be reviewed in accordance with this clause 4.5.

(b)	If the Tenant fails to notify the Landlord that it disputes the Landlord’s assessment of Rent within the time required the Rent will be as assessed by the Landlord and is payable by the Tenant accordingly.

(c)	Either party may, within 10 Business Days after the Tenant’s notice of dispute, refer the dispute for determination by a valuer appointed by the

Australian Institute (Valuer). The Valuer must be a fellow or an associate of not less than 5 years standing of the Australian Institute, active in the market for valuing premises like the Premises and have at least 10 years immediate past experience in valuing premises like the Premises.

(d)	The Valuer must determine the market rent for the Premises as at the relevant Review Date acting as an expert and not as an arbitrator. The Valuer’s determination is final and binding on the Landlord and the Tenant.

(e)	The Valuer:

(1)	must make a written determination containing written reasons within 45 days after appointment;

(2)	may confer with the Landlord and the Tenant and require either of them to supply information they have which the Valuer considers relevant to the determination; and

(3)	may require the Landlord and the Tenant to make written submissions to the Valuer within 20 Business Days after the Valuer’s appointment.

(f)	The Landlord and the Tenant must each comply with any requirement made by the Valuer under clause 4.5(e)(iii), and provide copies of anything supplied to the Valuer to each other and must cooperate in implementing and conducting any rent review under this clause.

(g)	In determining the Rent the Valuer acts as an expert and not as an arbitrator, and must determine the current market rent for the Premises as at the particular Review Date having regard to this Lease and must:

(1)	disregard:

(A)	the value of any goodwill of the Tenant’s Business and the Tenant’s Fittings;

(B)	any impaired condition of the Premises if that condition results from any work carried out or not carried out on the Premises by the Tenant or from any breach under this Lease by the Tenant; and

(C)	any sublease or other sub-tenancy agreement or occupational arrangement in respect of any part of the Premises and any rental, fees or money payable under any of them;

(2)	have regard to the rates of rent payable for comparable premises in comparable locations;

(3)	consider the Premises as available for use for any purpose for which the Premises may be lawfully used;

(4)	assume that all covenants on the part of the Tenant and the Landlord in this Lease have been fully performed and observed on time;

(5)	if the Premises have been damaged, destroyed or rendered inaccessible in whole or part, assume that they have been reinstated or made accessible (as appropriate).

(h)	The Costs incurred in the determination of the Rent under this clause 4.5 must be borne by the Landlord and by the Tenant in equal proportions.

(i)	Where there is a review of the Rent under clause 4.4 and/or 4.5 after the relevant Review Date then the amount of Rent payable by the Tenant from the Review Date pending the completion of that review is calculated as follows:

IR = BR + LR

       2

Where:

IR      =     Rent payable by the Tenant pending review;

LR     =     Rent assessed by Landlord under clause 4.4; and

BR     =     Rent payable immediately before the relevant Review Date.

Provided always that any necessary adjustment shall be made within 20 Business Days after the rent is determined pursuant to this clause.

4.6	Fixed increase in Rent

On each Review Date for which a fixed percentage increase is specified in item 10, the Rent payable on and from the relevant Review Date will be the Rent payable immediately before that Review Date increased by the percentage specified against that date in item 10.

4.7	Rent payable after review

Despite any other provision of this clause 4, the Rent payable after a review of rent as and from the relevant Review Date until the next review will be the greater of:

(a)	the Rent determined under clause 4.4 or 4.6 (as appropriate); and

(b)	the Rent payable immediately before the relevant Review Date.

4.8	Cleaning charge

The Tenant shall pay the Landlord’s cost of cleaning the Premises (if any such cleaning is provided by the Landlord at the Tenant’s request).

5.	Outgoings

5.1	Tenant’s Outgoings

The Tenant shall pay to the Landlord a proportion of the Outgoings for each Outgoings Year which shall be calculated as follows:

TOC	=	((TP x O) x N)	+ TO
Y

Where:

TOC	=	Tenant’s Outgoings Contribution;

TO	=	any Outgoings which are separately assessed (but not directly invoiced to the Tenant by the relevant authority) and/or wholly attributable to the Premises or to the Tenant’s use or occupation of the Premises;

TP	=	the Tenant’s Proportion of O (which at the Commencing Date is that proportion set out in item 14);

N	=	the number of days of the Term or holding over (as appropriate) falling within the relevant Outgoings Year;

Y	=	365 (or 366 in the case of a leap year); and

O	=	Outgoings for the relevant Outgoings Year other than TO.

5.2	Landlord’s estimate

The Landlord:

(a)	must notify the Tenant of the Landlord’s reasonable preliminary estimate of the Tenant’s Outgoings Contribution for that Outgoings Year; and

(b)	may from time to time during that Outgoings Year by notice to the Tenant adjust the reasonable estimate of the Tenant’s Outgoings Contribution as may be appropriate to take account of changes in any of the Outgoings.

5.3	Payments on account

From the Commencing Date, the Tenant shall pay on account of the Tenant’s Outgoings Contribution the estimates provided for in clause 5.2 by equal monthly instalments in advance on the same days and in the same manner as the Tenant is required to pay Rent under this Lease.

5.4	Yearly adjustment

(a)	After the end of each Outgoings Year the Landlord shall give to the Tenant a notice stating the Tenant’s Outgoings Contribution together with a statement setting out the total Outgoings actually paid by the Tenant for that Outgoings Year.

(b)	Within 30 days after the Landlord gives the Tenant the Outgoings notice under clause 5.4(a), the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of the Tenant’s Outgoings for the relevant Outgoings Year and what the Tenant should have paid, so that the Tenant shall have paid the correct amount of the Tenant’s Outgoings Contribution for that Outgoings Year.

5.5	Termination of lease

(a)	The Tenant’s Outgoings Contribution shall be payable for the period up to and including the Date of Termination even if the Term has expired or been determined.

(b)	On the termination of this Lease, the Tenant shall pay the Landlord’s reasonable estimate of the Tenant’s Outgoings Contribution as at the Date of Termination. Any amount paid by the Tenant must be taken into account in the yearly adjustment to be made under clause 5.4 in relation to the Outgoings Year in which such termination occurs.

5.6	Cost of Services

The Tenant must pay promptly all Costs for all Services, including for all sources of energy, electricity, gas, oil, water and telephone separately supplied, metered, consumed or connected (as appropriate) to, in or on the Premises.

5.7	Landlord’s Rights Not Affected

Nothing in clauses 5.1 to 5.6 prevents the Landlord:

(a)	recovering from the Tenant the Tenant’s Outgoings Contribution; and

(b)	subject to clause 5.7(a), requiring the Tenant in any notice to pay to the Landlord a lump sum in respect of the Tenant’s Outgoings Contribution for a period which predates the notice.

5.8	Cap on Outgoings

Notwithstanding the provisions of this Clause 5:

(a)	The Tenant’s Outgoings Contribution will not exceed *** of the Lettable Area of the Premises for the first year of the Term; and

(b)	in each subsequent Outgoings Year of the Term, the Tenant’s Outgoings Contribution will not increase by more than ***; and

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(c)	in any case, the maximum amount of the Tenant’s Outgoings Contribution will not exceed $40.00 per square metre per annum of the Lettable Area of the Premises.

6.	GST

6.1	Definitions

Capitalised expressions which are not defined in clause 6 or in the definitions of GST Amount or Payment in clause 1.1 but which have a defined meaning in the GST Law have the meaning given to them under GST Law.

6.2	Payment of GST

The parties agree that:

(a)	all Payments have been set or determined without regard to the impact of GST;

(b)	if the whole or any part of a Payment is the consideration for a Taxable Supply for which the payee is liable to GST, the GST Amount in respect of the Payment must be paid to the payee as an additional amount, either concurrently with the Payment or as otherwise agreed in writing; and

(c)	the payee will provide to the payer a Tax Invoice.

6.3	Input Tax Credit

Despite any other provision of this Lease, if a Payment due under this Lease (including any contribution to Outgoings) is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the Payment shall exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

7.	Use of Premises

7.1	Permitted use

The Tenant must:

(a)	not use the Premises for any purpose which is not specified in item 11 without the Landlord’s Consent; and

(b)	conduct the Tenant’s Business in the Premises at all times.

7.2	No warranty as to use

The Landlord gives no warranty (either present or future) as to the suitability of the Premises or the use to which the Premises may be put. The Tenant:

(a)	accepts this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises from time to time under any Law or Requirement;

(b)	must obtain, maintain and comply with at its Cost any consent or approval from any Authority necessary or appropriate for the Tenant’s Business under any Requirement or Law; and

(c)	must not by any act or omission cause or permit any consent or approval referred to in clause 7.2(b) to lapse or be revoked.

7.3	Compliance with Laws and Requirements

(a)	The Tenant must comply with and observe at its Cost all Laws and Requirements:

(1)	in relation to the Premises or any of the Tenant’s Fittings installed in them; and

(2)	in relation to or arising as a result of the use or occupation of the Premises from time to time, including those which arise as a result of the gender or number of persons in the Premises,

whether or not those Laws or Requirements are addressed to or are required to be complied with by either or both of the Landlord and the Tenant or by any other person.

(b)	Where any Law or Requirement is notified to or served on the Tenant, the Tenant must give a complete copy of it immediately to the Landlord.

(c)	Before complying with any Law or Requirement referred to in this clause 7.3 the Tenant must obtain the Landlord’s Consent, where required elsewhere under this Lease, and must otherwise observe the provisions of this Lease.

(d)	The Landlord may:

(1)	(without prejudice to any of the Landlord’s other rights) elect at the Tenant’s Cost to comply with any Law or Requirement (referred to in this clause 7.3) either in part or whole, including where the Tenant fails to comply within the appropriate time with any of its obligations; and

(2)	where the Landlord does exercise any rights referred to in clause 7.3(d)(i), elect to have the balance of any Law or Requirement complied with by the Tenant.

(e)	The Tenant is not required under this clause 7.3 to effect structural alterations or additions except those caused by, contributed to or arising from:

(1)	the nature of the Tenant’s Business;

(2)	the number or gender of the Tenant and Tenant’s Employees; and/or

(3)	any deliberate or negligent act or omission on the part of the Tenant or of the Tenant’s Employees.

(f)	The Tenant must on demand pay to the Landlord all Costs incurred in good faith by or on behalf of the Landlord in complying with any Law or Requirement referred to in this clause 7.3 as if that money were Rent in arrears.

7.4	Overloading

(a)	The Tenant must not place or store any heavy articles or materials on any floor of the Premises without the Landlord’s Consent.

(b)	The Landlord’s Consent will only be given where the articles or materials are:

(1)	reasonably necessary and proper for the conduct of the Tenant’s Business; and

(2)	of a nature and size as will not in the Landlord’s opinion cause or be likely to cause any structural or other damage to the floors or walls or any other part of the Premises.

(c)	The Landlord is entitled to prescribe the maximum weight for and proper location of those heavy articles or materials on the Premises. Any damage done to the Premises or any part of it during the time they are on the Premises or when they are taken or removed from it must be made good and/or paid for on demand by the Tenant (as appropriate).

(d)	The Tenant must not install any equipment or system on the Premises that overloads or may overload the electrical or other Services to the Premises.

(e)	If the Landlord at the request of the Tenant upgrades the Services to accommodate any equipment or system which the Tenant wishes to install, the Tenant must pay to the Landlord:

(1)	on demand the entire Cost to the Landlord of those alterations (including consultants’ fees); and

(2)	if required by the Landlord, the estimated Cost of those alterations before they are commenced.

The Landlord gives no warranty as to the suitability of any such alteration.

7.5	Other activities by Tenant

The Tenant must:

(a)	in respect of Appurtenances on the Premises:

(1)	not use any of them for any purpose other than those for which they were designed;

(2)	not place in any of them any substance which they were not designed to receive; and

(3)	pay to the Landlord all reasonable Costs of making good any damage to any them arising from any misuse by or caused by the Tenant or the Tenant’s Employees;

(b)	where any air-conditioning or fire alarm system of the Landlord is installed on the Premises, not interfere with that system nor obstruct or hinder access to it;

(c)	not affix any television or radio mast, antennae or satellite dish to any part of the Premises without the Landlord’s Consent which consent shall not be unreasonably withheld or delayed;

(d)	not use or operate any musical instrument, instrument or other sound or picture producing equipment on the Premises if that equipment is audible or visible from outside the Premises;

(e)	not erect or install window coverings, blinds, screens or awnings without the Landlord’s Consent which consent shall not be unreasonably withheld or delayed. Any window covering, blind, screen or awning hung, erected or installed in or near the Premises must be of non-flammable materials and must comply with all relevant prescribed or recommended standards of the Standards Association of Australia and of all other Authorities;

(f)	not deface or mark or drive any nails, screws or hooks into any part of the Premises. If any part or parts of the Premises are damaged, defaced or marked by the Tenant or the Tenant’s Employees, the Tenant must immediately on demand pay to the Landlord all Costs in repairing and/or reinstating that part or parts of the Premises to their former condition;

(g)	keep the Premises clean and not permit any accumulation of useless property or rubbish in them. No rubbish or waste may at any time be burned on the Premises by the Tenant;

(h)	not throw anything out of the windows or doors of the Premises or down the lift shafts, passages or skylights or into the light areas of the Premises, or deposit waste paper or rubbish anywhere except in proper receptacles, or place anything on any sill, ledge or other similar part of the exterior of the Premises;

(i)	if any infectious illness occurs on the Premises:

(1)	immediately notify the Landlord and all proper Authorities; and

(2)	where that illness is confined to the Premises, at its Cost thoroughly fumigate and disinfect the Premises to the satisfaction of the Landlord and all relevant Authorities;

(j)	not permit tobacco smoking within the Premises or any part of the Estate other than in any area (if any) designated by the Landlord from time to time;

(k)	not keep any animals or birds in the Premises;

(l)	at its Cost keep the Premises free and clear of pests, insects and vermin;

(m)	not do or carry on in the Premises any harmful or offensive trade, business or occupation or anything which causes or may cause annoyance, nuisance, damage or disturbance to the occupiers or owners of any nearby premises or to the Landlord;

(n)	not hold any auction, bankrupt or fire sale on the Premises;

(o)	not prepare or cook food except in areas which maybe provided and which are approved by the Landlord for that purpose;

(p)	if the Premises are air-conditioned, not open any external windows;

(q)	use only forklift trucks which have pneumatic or cushioned tyres and not use forklift trucks which have a carrying capacity which exceed 4.5 tonnes or which have steel or hard nylon tyres; and

(r)	not obstruct or use for any purpose other than access and egress those parts of the Common Areas normally used for entrance to or exit from the Premises.

7.6	For sale/to let

The Landlord may when the Landlord reasonably considers appropriate:

(a)	place advertisements and signs on any part of the Premises as it reasonably considers appropriate where the Premises are either for sale or available for lease; and

(b)	show interested persons through the Premises.

The Landlord in exercising its rights under this clause 7.6 must use reasonable endeavours to minimise any inconvenience to the Tenant or the Tenant’s Business.

7.7	Emergency evacuation procedures and drills

(a)	The Tenant shall:

(1)	comply with all requirements of the Landlord for the Tenant and the Tenant’s employees to participate in emergency evacuation procedures and emergency evacuation drills from the Building; and

(2)	not make or permit any of the Tenant’s employees to make any claim against the Landlord, and the Tenant indemnifies the

Landlord against any claim, arising from participation in any of those procedures or drills except to the extent the circumstances giving rise to the Claim are caused or contributed to by the negligence of the Landlord or its servants or agents.

(b)	The Landlord shall use reasonable endeavours to minimise any disturbance caused to the tenant in its occupation and use of the Premises in relation to any of those procedures or drills.

7.8	Closure of Building in emergency

The Landlord may close the Building or any part of it in an emergency or where the Landlord considers such action reasonably necessary for the safety of any person or property in the Building and/or on the land.

7.9	Securing of Premises

The Tenant:

(a)	Shall ensure that all exterior doors and windows in the Premises are securely locked and fastened at all times when the Premises are not occupied; and

(b)	Authorises the Landlord or any agent or employee of the Landlord to enter the Premises whenever necessary for the purpose of locking any door or window left unlocked or unfastened or for other similar purposes.

7.10	Keys and access cards

The Tenant:

(a)	shall not make any duplicate of any keys;

(b)	shall only provide keys to employees of the Tenant and shall keep current a list of the recipients of keys and their status from time to time;

(c)	shall immediately on request from the Landlord provide the Landlord with an up-to-date copy of the list referred to in sub-paragraph (b);

(d)	shall pay immediately on demand by the Landlord all costs however arising where any key is lost, stolen, destroyed or mutilated, including any cost to or claim against the Landlord arising from anything done with any stolen or lost key;

(e)	agrees that the provisions of clauses 11.5 and 11.6 shall apply to any claim or other matters arising from the issue of keys to the Tenant or to any of the Tenant’s employees; and

(f)	agrees that all keys held by the Tenant during its occupancy, whether provided by the Landlord or made or obtained by the Tenant for its own use, shall be surrendered to the Landlord on the expiration or early determination of its tenancy.

8.	Signage

8.1	Landlord’s consent required

Subject to clause 8.2, the Tenant must not display any sign on any external surface of the Premises except with the Landlord’s Consent, and then only of a colour, size and style and in a place or places approved by the Landlord.

8.2	Permitted Signage

The Landlord acknowledges that the Tenant shall be permitted, at the Tenant’s Cost, to install and maintain signage containing the Tenant’s name and logo from time to time in the area(s) on the facade of the Premises approved by the Landlord and on the estate monument the location being determined by the Landlord (Permitted Signage) provided that:

(a)	the Permitted Signage is installed:

(1)	in accordance with plans and specifications approved by the Landlord;

(2)	in a good and workmanlike manner;

(3)	using construction methods and materials approved by the Landlord;

(4)	in accordance with Law and with the requirements of all relevant Authorities; and

(b)	the Tenant obtains and maintains the consent of all Authorities from time to time required in connection with the installation and operation of the Permitted Signage;

(c)	The Permitted Signage must be in accordance with the Landlord’s signage guidelines from time to time.

(d)	The Tenant is not required to pay to the Landlord any fee in respect of the Tenant’s signage rights pursuant to this clause.

8.3	Make good obligations in connection with Permitted Signage

The Tenant must make good any damage to the Premises caused by the Permitted Signage or by any act or omission of the Tenant (or the Tenant’s Employees) in connection with the installation, use, maintenance testing or removal of the Permitted Signage.

8.4	Maintenance of Permitted Signage

The Tenant must maintain the Permitted Signage in a good state of repair and in working order.

8.5	Removal

At the Date of Termination the Tenant must at its Cost remove from the Premises and the Building the Permitted Signage and all other lettering, signs and other distinctive marks and must make good any damage caused by that removal.

8.6	Landlord’s Signage

The Tenant agrees that:

(a)	the Landlord may display the Landlord’s name and logo in a position on the Premises as reasonably required by the Landlord from time to time; and

(b)	the Landlord may from time to time as reasonably required, enter onto the Premises for the purposes of maintaining such signage; and

(c)	no fee will be payable to the Tenant in respect of the Landlord’s rights under clause 8.6(a) and 8.6(b).

9.	Maintenance, Repairs, Alterations and Additions

9.1	Repairing obligations

(a)	The Tenant must, during the Term, keep the Premises and the Tenant’s Fittings in good repair and condition having regard to their state of repair and condition at the commencement of this Lease (or, if this Lease is one of a sequence of leases, to their state of repair and condition at the commencement of the first lease or, if there is an Agreement for Lease, then in the state of repair and condition the Premises were in at the date of possession by the Tenant). That obligation excludes:

(1)	fair wear and tear; and

(2)	damage to the Premises caused by fire, storm or tempest or any other risk covered by any insurance taken out by the Landlord in respect of the Premises (other than where any insurance money is irrecoverable through the act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees).

(b)	This clause 9.1 does not oblige the Tenant to carry out any structural maintenance, replacement or repair except where rendered necessary by any act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees or by its or their use or occupancy of the Premises or by the installation, use or removal of the Tenant’s Fittings.

(c)	The Tenant must, at its Cost:

(1)	immediately make good any damage to the Premises caused by any act or omission of the Tenant or of the Tenant’s Employees or by its or their use or occupancy of the Premises or by the installation use or removal of the Tenant’s Fittings;

(2)	immediately replace all glass broken by the Tenant or by any of the Tenant’s Employees;

(3)	promptly replace all defective lighting within the Premises; and

(4)	repair or where appropriate replace any of the Landlord’s Fixtures which are broken or damaged by the Tenant or by any of the Tenant’s Employees except that, unless the Landlord notifies the Tenant to the contrary, those repairs or replacements must only be carried out by the Landlord but at the Tenant’s Cost.

9.2	Landlord’s right of inspection

The Landlord may in the presence of a responsible officer of the Tenant (if available) at all reasonable times on giving to the Tenant reasonable notice (except in the case of an emergency when no notice is required) enter the Premises and view the state of repair and condition.

9.3	Enforcement of repairing obligations

The Landlord may:

(a)	notify the Tenant of the Tenant’s failure to carry out any repair, replacement, cleaning or Redecoration of the Premises which the Tenant is obliged to do under this Lease; and

(b)	require the Tenant to carry out that repair, replacement, cleaning or Redecoration within a reasonable time.

9.4	Landlord may enter to repair

If:

(a)	the Landlord wishes to carry out any repairs to the Premises it considers necessary or desirable or in relation to anything which the Landlord is obliged to do under this Lease; and/or

(b)	any Authority requires any repair or work to be undertaken on the Premises which the Landlord must or in its absolute discretion elects to do and for which the Tenant is not liable under this Lease, then the Landlord, its architects, workmen and others authorised by the Landlord may at all reasonable times on giving to the Tenant reasonable notice (except in the case of an emergency when no notice is required) enter and carry out any of those works and repairs. In so doing the Landlord must use reasonable endeavours not to cause undue inconvenience to the Tenant and the conduct of the Tenant’s Business.

9.5	Alterations to Premises

(a)	The Tenant must not make or permit any Proposed Work without the Landlord’s Consent.

(b)	In seeking the Landlord’s Consent the Tenant must submit to the Landlord plans and specifications of the Proposed Work.

(c)	The Landlord may (unless it notifies otherwise) require, as a condition of the Landlord’s Consent, that:

(1)	any Proposed Work be supervised by a person approved by the Landlord;

(2)	any Proposed Work be carried out by contractors or tradesmen approved by the Landlord;

(3)	the Tenant pays on demand all Costs incurred by the Landlord in considering the Proposed Work and its supervision, including the fees of architects or other building consultants engaged by or on behalf of the Landlord;

(4)	the Tenant obtains and keeps current all necessary approvals and permits from all Authorities necessary to enable any Proposed Work to be lawfully carried out, and on request by the Landlord gives for inspection by the Landlord copies of all those approvals and permits;

(5)	on completion of the Proposed Work the Tenant immediately obtains and gives to the Landlord a copy of any certificates of compliance or satisfactory completion issued by the appropriate Authority;

(6)	the Tenant on demand reimburses the Landlord for any Cost incurred by the Landlord as a result of the Proposed Work being carried out, including any resulting modification or variation to the Premises; and

(7)	prior to the Date of Termination the Tenant restores the Premises and all Services to them to their configuration and condition immediately before the Proposed Work was carried out.

(d)	The Tenant will at its own Cost comply with all conditions required by the Landlord to be complied with as a condition of granting its Consent to any Proposed Work.

9.6	Alterations or additions to Landlord’s Fixtures and Services

Subject to clause 9.5, the Tenant must not, without the Landlord’s Consent, install, interfere with or make any connections to the Landlord’s Fixtures, Services and/or Appurtenances.

9.7	Notice to Landlord of damage, accident etc.

The Tenant must immediately notify the Landlord of any:

(a)	damage, accident or defects to or in the Premises; and/or

(b)	circumstances likely to cause any damage or injury to occur within the Premises of which the Tenant has notice (actual or constructive).

9.8	Responsibility of the Tenant for environmental contamination

The Tenant is responsible for any environmental contamination caused or contributed to (to the extent of such contribution) by the Tenant or the Tenant’s Employees and must remediate such environmental contamination promptly and to the satisfaction of the Landlord and all relevant Authorities and in accordance with the requirements of the relevant Laws and relevant Authorities.

9.9	Tenant to Redecorate

The Tenant must Redecorate the Premises to the reasonable satisfaction of the Landlord during the 6 month period prior to each of the dates specified in item 16.

10.	Assignment and Sub-Letting

10.1	No disposal of Tenant’s interest

Subject to clause 10.2, the Tenant must not assign, transfer, sublet or otherwise deal with or part with possession of the Premises or this Lease, any part of them or any interest in them or attempt to do so.

10.2	Assignments and subleases

The Tenant will not be in breach of clause 10.1 if:

(a)	there is no subsisting Event of Default by the Tenant at the date of proposed assignment or sublease;

(b)	the Tenant pays to the Landlord all reasonable Costs incurred by the Landlord (whether or not the proposed assignment or sublease proceeds to completion) of and incidental to the proposed assignment or sublease;

(c)	in the case of an assignment, the Tenant proves to the satisfaction of the Landlord that the incoming tenant is respectable, responsible and solvent and capable of successfully conducting the Tenant’s Business;

(d)	in the case of a proposed sublease:

(1)	the Tenant proves to the satisfaction of the Landlord (by valuation or valuations if required) that the rent payable by the incoming tenant under the sublease is at a rate not less than the then current market rent for the Premises; and

(2)	the Landlord may in its absolute discretion approve a sublease at a rate less than the then current market rent for the Premises if the Tenant provides a written acknowledgment in a form satisfactory to the Landlord that the rate is below current market rent for the Premises;

(e)	the Tenant and the incoming tenant enter into a deed with the Landlord in the form required by the Landlord which includes provisions that the incoming tenant:

(1)	if an assignee, will comply with all the Tenant’s obligations under this Lease on and from the date of assignment; or

(2)	if a subtenant, will not cause or contribute to a breach of this Lease; and

(3)	provides a Bank Guarantee to the Landlord in such amount reasonably required by the Landlord being not less than an amount equal to 6 months’ Rent, Tenant’s Outgoings Contribution and Licence Fee plus GST.

(f)	the Tenant and the incoming tenant comply with the Landlord’s reasonable requirements in relation to the documentation, stamping and registration of the proposed assignment or sublease; and

(g)	in the case of an assignment, if the incoming tenant is a company, the Tenant gives in favour of the Landlord a guarantee or guarantees, in a form and by a person or persons acceptable to the Landlord, in respect of the obligations and covenants of the incoming tenant.

Notwithstanding any other provision of this Lease, the Landlord may withhold its consent in its absolute discretion to a sublease of part only of the Premises.

10.3	Corporate ownership

If the Tenant is a company, other than a company whose shares are listed on any Australian Stock Exchange or the NASDAQ Stock Exchange, any change in the shareholding of the Tenant or a holding company of it effectively altering the control of the Tenant is deemed to be an assignment of this Lease. In that case the Tenant must not:

(a)	register, record or enter in its books any transfer of any share or shares in the capital of the Tenant;

(b)	deal with any beneficial interest in any such share or shares;

(c)	issue any new share or shares; or

(d)	take or attempt to take any action having the effect:

(1)	of effectively altering the control of the Tenant; or

(2)	that the shareholders of the Tenant at the date of this Lease together beneficially hold or control less than 51% of the voting rights of capital in the Tenant,

until after the Tenant has complied with the conditions of clause 10.2.

10.4	Unit Trust

If the Tenant is the trustee of a unit trust (Unit Trust), unless the Unit Trust is listed on an Australian Stock Exchange, any change in the ownership of units in the Unit Trust or a holding trust effectively altering the control of the Unit Trust is deemed to be an assignment of this Lease. In that case the Tenant shall not:

(a)	register, record or enter in its books any transfer of any unit or units in the Unit Trust;

(b)	deal with any beneficial interest in any such unit or units;

(c)	issue any new unit or units; or

(d)	take or attempt to take any action having the effect:

(1)	of effectively altering the control of the Unit Trust;

(2)	that the unit holders in the Unit Trust at the date of this Lease at any time cease to beneficially hold or control at least 51% of the units in the Unit Trust,

until after the Tenant has complied with the conditions of clause 10.2.

10.5	Mortgaging Tenant’s interest in Premises

The Tenant must not mortgage or charge this Lease or the Tenant’s interest in the Premises without the Landlord’s Consent, which will not be unreasonably withheld where the Tenant is a company and wishes to enter into a proper fixed and/or floating charge over its assets in good faith.

10.6	Leasing and charging Tenant’s Fittings

The Tenant must not mortgage, charge, lease or otherwise deal with any Tenant’s Fittings (or anything else which requires or may require the Landlord to sign a landlord’s waiver or any similar written material) without the Landlord’s Consent, which will not be unreasonably withheld where:

(a)	the Tenant wishes to enter into a proper mortgage, charge or lease in good faith as a means of financing those Tenant’s Fittings; and

(b)	the Tenant uses the standard form of waiver prepared by the Landlord and pays the Landlord’s reasonable Costs in relation to it.

The Landlord will not be liable to the Tenant for any delay in approving or executing any such waiver.

11.	Insurance and Indemnities

11.1	Insurances to be taken out by Tenant

The Tenant must:

(a)	take out on or before the Commencing Date and keep current during the Term a public risk insurance policy. That policy must:

(1)	bear an endorsement by which the indemnity under the policy is extended to include the risks referred to in clause 11.6 and all other Claims arising out of or in connection with this Lease; and

(2)	be for an amount in respect of any single event of not less than:

(A)	the amount specified in item 12; or

(B)	any other amount which the Landlord may notify the Tenant from time to time; and

(C)	extend to cover the Premises and the Car Parking Spaces;

(b)	insure all plate glass windows and doors forming part of or within the Premises for not less than their full replacement value;

(c)	ensure that all insurance policies taken or to be taken out under this clause 11:

(1)	are taken out with an independent and reputable insurer which has a Standard & Poors rating of at least AA or equivalent;

(2)	are for amounts and contain conditions acceptable to or required by the Landlord and/or the Landlord’s insurer;

(3)	are on an occurrence, not a claims made, basis;

(4)	note the interest of the Landlord and Trustee and any mortgagee of the Premises and contain such provisions to ensure that the Landlord may claim under the relevant policy as if it was the insured;

(d)	whenever reasonably required by the Landlord, give to the Landlord every policy of insurance to be effected by the Tenant under this clause 11, the receipt for the last premium and a certificate of currency from the insurer; and

(e)	pay all premiums and other money payable in respect of any policy whenever they are due and payable.

11.2	Effect on Landlord’s insurances

(a)	The Tenant must not, without the Landlord’s Consent which may be withheld in the Landlord’s absolute discretion, do anything to or on the Premises which will or may:

(1)	increase the rate of any insurance on the Premises or on any property in them;

(2)	prejudice any insurance policy; or

(3)	conflict with any Law or any Requirement or with any requirement of the Landlord’s insurer(s) relating to fires or fire safety or prevention or with any insurance policy in respect of the Premises or any property in them.

(b)	The Tenant must pay to the Landlord on demand all extra Costs of insurance on the Premises or other premises on the Estate and on any property in them (if any are required) on account of the extra risk caused by the Tenant’s use or occupation of the Premises.

11.3	Inflammable substances

The Tenant must not:

(a)	other than as is necessary and proper for the Tenant’s Business, and then only in quantities which are reasonably appropriate and in accordance with Australian Standards, store inflammable or explosive substances on or in the Premises; or

(b)	use any of those substances on the Premises for any purpose other than the Tenant’s Business.

11.4	Compliance with fire regulations

The Tenant must:

(a)	comply with insurance, sprinkler or fire alarm regulations and any guidelines issued by the Insurance Council of Australia in respect of the Tenant’s particular use and in respect of any partitions, racking or other plant and equipment which may be erected by or brought onto the Premises by or on behalf of the Tenant; and

(b)	pay to the Landlord on demand the Cost of any alteration to any Services, sprinkler or fire prevention equipment and installations (including alarms) which may become necessary by reason of those regulations or any alterations required as a result of clause 11.4(a).

11.5	Exclusion of Landlord’s liability

(a)	All property on the Premises is there at the sole risk of the Tenant.

(b)	The Landlord, its servants and agents are not liable for any Claim that the Tenant or the Tenant’s Employees or any person claiming by, through or under the Tenant may incur or make or which arises from:

(1)	any fault in the construction or state of repair of the Premises or any part of it or the Landlord’s Fixtures;

(2)	any defect in any Service or any Appurtenance; or

(3)	water, air-conditioning or other sources of energy or fuel,

or from any other cause except to the extent caused by the negligence of the Landlord or its servants or agents.

(c)	The Tenant releases the Landlord and its servants and agents from liability in respect of any:

(1)	Claim relating to any property of the Tenant or any other person on the Premises or any part of them; and

(2)	damage or injury to any person or property on the Premises or on any land near the Premises,

except to the extent the Claim, damage or injury is caused by the negligence of the Landlord or its servants or agents.

11.6	Indemnities

Even if:

(a)	a Claim results from something the Tenant may be authorised or obliged to do under this Lease; and/or

(b)	a waiver or other indulgence has been given to the Tenant in respect of an obligation of the Tenant under this clause 11.6,

the Tenant indemnifies the Landlord in respect of all Claims for which the Landlord will or may be or become liable, whether during or after the Term including any deductible payable by the Landlord pursuant to a Claim under any insurance policy, in respect of or arising directly or indirectly from:

(c)	any loss, damage or injury to property or person caused or contributed to by:

(1)	any wilful or negligent act or omission;

(2)	any default under this Lease; and/or

(3)	the use of the Premises,

by or on the part of the Tenant or the Tenant’s Employees except to the extent caused by the Landlord or its servants or agents;

(d)	the negligent or careless use or neglect of the Services and facilities of the Premises or the Appurtenances by the Tenant or the Tenant’s Employees or any other person claiming through or under the Tenant;

(e)	any overflow or leakage (including rain water or from any Service, Appurtenance or the Landlord’s Fixtures) whether originating inside or outside the Premises except to the extent caused by the Landlord or its servants or agents;

(f)	the failure of the Tenant to notify the Landlord of any defect in any Service in the Estate of which the Tenant is aware;

(g)	any loss, damage or injury relating to plate and other glass caused or contributed to by any act or omission on the part of the Tenant or the Tenant’s Employees; and

(h)	failure by the Tenant or the Tenant’s Employees to comply with clause 9.8.

12.	Damage, Destruction and Resumption

12.1	Damage to or destruction of Premises

(a)	If the Premises or any part of them are damaged or destroyed so that the Premises or any part of them are wholly or substantially unfit for the occupation and use of the Tenant or (having regard to the nature and location of the Premises and the normal means of access) are wholly or substantially inaccessible then until the Premises have been restored or made fit for the occupation and use or accessible to the Tenant (as appropriate) the Rent or a proportionate part of the Rent according to the nature and extent of the damage or destruction sustained, abates.

(b)	Unless the Landlord notifies the Tenant within three months after that destruction or damage occurs that it intends to reinstate the Premises and/or make the Premises fit for occupation and use and/or accessible to the Tenant (as appropriate), this Lease may be determined by not less than one month’s notice by either party.

(c)	If the Landlord notifies the Tenant of its intention to make good the destruction or damage under paragraph (b) and:

(1)	after that does not do so within a reasonable time (having regard to the nature and extent of the damage or destruction and the time expected to commence and to carry out the necessary works) after allowing for all approvals from Authorities, the Tenant may notify the Landlord of its intention to determine this Lease; and

(2)	unless the Landlord, after receiving that notice, proceeds with reasonable expedition and diligence to commence or carry out the necessary works, the Tenant may determine this Lease by giving not less than one month’s notice to the Landlord. At the end of that second notice this Lease will be at an end.

(d)	The provisions of paragraphs (a), (b) and (c) do not apply where:

(1)	the damage or destruction has been caused or contributed to, or arises from, any act or omission of the Tenant or the Tenant’s Employees; and

(2)	any insurance policy or policies for the Premises has been avoided, or payment of the policy money refused or reduced, as a result of that act or omission.

(e)	If, in the Landlord’s opinion, formed at any time at its absolute discretion, the damage to or destruction of the Premises is such that it is impractical or undesirable to reinstate the Premises or make them fit for the occupation and use of, or render them accessible to, the Tenant, the Landlord may determine this Lease by giving not less than one month’s notice to the Tenant. At the end of that notice this Lease will be at an end.

12.2	Liability

Neither the Landlord or the Tenant is liable to the other because of the determination of this Lease under clause 12.1. That determination will be without prejudice to the rights of either party in respect of any preceding breach or non-observance of this Lease.

12.3 Dispute

(a)	Any dispute arising under clause 12.1 is to be determined by an appropriate independent person who is:

(1)	agreed between the Landlord and the Tenant; or

(2)	if they cannot agree, a member of a relevant professional body nominated at the request of either the Landlord or the Tenant by the Property Council of Australia Limited (New South Wales Division).

(b)	The appointed person:

(1)	must have substantial experience in relation to premises of a similar type within the area in which the Premises are located or other comparable area; and

(2)	in making his determination acts as an expert and not as an arbitrator.

(c)	The determination is final and binding on the parties.

(d)	The Cost of the determination is to be borne by either or both of the parties (and if by both of the parties in the proportion between them) as the person making the determination decides.

12.4	Landlord not obliged to reinstate

Nothing in this Lease obliges the Landlord to reinstate the Premises or the means of access to them.

13.	Quiet Enjoyment

If the Tenant pays the Rent and other money payable under this Lease and observes and performs when required its obligations under this Lease, the Tenant may occupy and enjoy the Premises during the Term without any interruption by the Landlord or by any person rightfully claiming through, under or in trust for the Landlord.

14.	Default and Determination

14.1	Default

Each of the following is an Event of Default (whether or not it is in the control of the Tenant):

(a)	the Rent or any part of it is in arrears and unpaid for 14 days after it is due (whether demanded or not);

(b)	any money (other than Rent) payable by the Tenant to the Landlord is not paid within 14 days of the due date for payment;

(c)	the Tenant fails or refuses to carry out any repairs properly required by any notice within the time specified in that notice;

(d)	the Tenant fails to perform or observe any of its other obligations under this Lease; and

(e)	the Liquidation of the Tenant.

14.2	Essential terms

The obligations of the Tenant to:

(a)	pay Rent or any other money to the Landlord;

(b)	maintain the Premises and the Tenant’s Fittings under clause 9.1;

(c)	obtain the Landlord’s consent to any Proposed Work under clause 9.5;

(d)	obtain the Landlord’s consent to any assignment, transfer, subletting or other dealing with the Premises or the Lease under clause 10.2;

(e)	obtain and keep current during the Term insurances as required under clause 11; and

(f)	issue and keep current the Bank Guarantee as required under clause 16,

are essential terms of this Lease.

14.3	Forfeiture of Lease

If an Event of Default occurs the Landlord, without prejudice to any other Claim which the Landlord has or may have or could otherwise have against the Tenant or any other person in respect of that default, may:

(a)	subject to any prior demand or notice as is required by Law, re-enter into and take possession of the Premises or any part of them (by force if necessary) and eject the Tenant and all other persons from them, in which event this Lease will be at an end;

(b)	by notice to the Tenant determine this Lease, and from the date of giving that notice this Lease will be at an end; and/or

(c)	by notice to the Tenant elect to convert the unexpired portion of the Term into a tenancy from month to month, in which event this Lease will be at an end but after that, and until the new tenancy is determined, the Tenant will be a monthly tenant on the same terms as are set out in clause 3.2.

14.4	Landlord may rectify

The Landlord may, but is not obliged to, remedy at any time without notice any default by the Tenant under this Lease and do anything arising from the default that the Landlord considers necessary, and whenever the Landlord elects to do so all reasonable Costs incurred by the Landlord will be a liquidated debt and must be paid by the Tenant to the Landlord on demand.

14.5	Waiver

(a)	No:

(1)	failure to exercise and no delay in exercising any right, power or remedy under this Lease; or

(2)	custom or practice existing between the parties in relation to the Lease,

operates as a waiver. No single or partial exercise of any right, power or remedy will preclude any other or further exercise of that or any other right, power or remedy.

(b)	No waiver by the Landlord of one breach of a covenant under this Lease is a waiver of another breach of that same covenant or of any other.

(c)	The demand by the Landlord for, or acceptance by the Landlord of, Rent or any other money payable under this Lease after default by the Tenant is not a waiver of any earlier breach by the Tenant. The subsequent acceptance by the Landlord of Rent or other money (as appropriate) is a waiver by the Landlord only in relation to the Tenant’s failure to make that particular payment when due.

(d)	Any waiver by the Landlord must be in writing.

14.6	Offer of money after determination

Any money offered by the Tenant after the determination of this Lease under clauses 14.3(a) or (b) and accepted by the Landlord may be and (in the absence of an express election of the Landlord) will be applied on account of:

(a)	first: any Rent and other money accrued and due under this Lease but unpaid at the date of determination of this Lease; and

(b)	second: the Landlord’s Costs in relation to the determination.

14.7	Interest on overdue money

(a)	The Tenant must pay to the Landlord interest at the Default Rate on any Rent or other money due under this Lease (including money or Costs which are expressed to be payable or reimbursable to the Landlord on demand) but unpaid for 7 days.

(b)	Rent or money falling due for payment but unpaid as a result of a continuing breach of the same covenant bear interest at the rate applicable to the Rent or other money (as appropriate) which was due and unpaid when the breach of the covenant first occurred.

(c)	That interest will:

(1)	accrue on a daily basis and be calculated on daily rests;

(2)	be payable on demand or, if no earlier demand is made, on the first Business Day of each month where an amount arose in the preceding month or months;

(3)	be calculated from the due date for payment of the Rent or other money (as appropriate) or, in the case of an amount payable by way of reimbursement or indemnity, the date of outlay or loss, if earlier, until the date of actual payment; and

(4)	be recoverable in the same manner as Rent in arrears.

14.8	Landlord’s entitlement to damages

The Landlord’s entitlement to recover damages from the Tenant or any other person is not limited or affected by any of the following:

(a)	the abandonment or vacation of the Premises by the Tenant;

(b)	the Landlord’s election to re-enter the Premises or determine this Lease;

(c)	the Landlord’s acceptance of the Tenant’s repudiation; or

(d)	the parties’ conduct (or that of any of their servants or agents) constituting a surrender by operation of Law.

15.	Termination

15.1	Tenant to yield up and remove its fittings

The Tenant must at the Date of Termination:

(a)	yield up the Premises in the state of repair and condition described in clause 9.1; and

(b)	remove from the Premises all the Tenant’s Fittings (together with any signs or advertisements affixed by the Tenant);

(c)	have Redecorated the Premises in accordance with clause 9.9; and

(d)	have reinstated any office areas of the Premises including Services to an open plan layout.

15.2	Tenant not to cause damage

The Tenant must:

(a)	use its reasonable endeavours not to cause or contribute to any damage to the Premises in the removal of the Tenant’s Fittings, and make good any damage; and

(b)	leave the Premises in a clean state and condition.

If the Tenant fails to do so the Landlord may make good and/or clean the Premises at the Cost of and as agent for the Tenant and recover from the Tenant the Cost to the Landlord of doing so as a liquidated debt payable on demand.

15.3	Failure by Tenant to remove Tenant’s Fittings

If the Tenant fails to remove the Tenant’s Fittings as required by clause 15.1, or in the event of determination under clause 14.3, the Landlord may:

(a)	cause the Tenant’s Fittings to be removed and stored in the manner the Landlord in its absolute discretion thinks fit at the risk and at the Cost of the Tenant; or

(b)	treat the Tenant’s Fittings as if the Tenant had abandoned its interest in them and they had become the property of the Landlord, and deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant for them.

15.4	Tenant to indemnify and pay Landlord’s Costs

The Tenant:

(a)	indemnifies the Landlord in respect of:

(1)	the removal and storage of the Tenant’s Fittings; and

(2)	all Claims which the Landlord may suffer or incur at the suit of any person (other than the Tenant) claiming an interest in the Tenant’s Fittings by reason of the Landlord acting in any manner permitted under clause 15.3; and

(b)	must pay to the Landlord as a liquidated debt on demand any Costs incurred by the Landlord in exercising its rights under clause 15.3, including any excess of Costs over money received in the disposal of the Tenant’s Fittings under clause 15.3(b).

15.5	Rent, Licence Fee and other payments to continue

The Tenant must continue to pay the Rent and the Licence Fee and all other payments payable under this Lease until such time that the Tenant has complied with its obligations under clauses 15.1 and 15.2.

16.	Not Used

(a)

17.	Limitation of Landlord’s Liability

(a)	The Landlord enters into this Lease as custodian and agent of Tallina Pty Limited, the Trustee of the Trust and in no other capacity.

(b)	The parties other than the Landlord acknowledge that the Obligations are incurred by the Landlord solely in its capacity as custodian of the Assets and as agent of the Trustee and that the Landlord will cease to have any Obligation under this Lease if the Landlord ceases for any reason to be owner of the Assets.

(c)	The Landlord will not be liable to pay or satisfy any Obligations except to the extent to which it is indemnified by the Trustee or except out of the Assets against which it is entitled to be indemnified in respect of any liability incurred by it. The obligation of the Trustee to indemnify the Landlord and the right of the Landlord to be indemnified out of the Assets are limited.

(d)	The parties other than the Landlord may enforce their rights against the Landlord arising from non-performance of the Obligations only to the extent of the Landlord indemnity as provided above in clause 17(c).

(e)	If any party other than the Landlord does not recover all money owing to it arising from non-performance of the Obligations it may not seek to recover the shortfall by:

(1)	bringing proceedings against the Landlord in its personal capacity; or

(2)	applying to have the Landlord wound up or proving in the winding up of the Landlord.

(f)	Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Landlord under its custody agreement with the Trustee, the parties other than the Landlord waive their rights and release the Landlord from any personal liability whatsoever, in respect of any loss or damage:

(1)	which they may suffer as a result of any:

(A)	breach of the Landlord of any of its Obligations; or

(B)	non-performance by the Landlord of the Obligations; and

(2)	which cannot be paid or satisfied from the indemnity set out above in clause 17(c) in respect of any liability incurred by it.

(g)	The parties other than the Landlord acknowledge that the whole of this Lease is subject to this clause and subject to clause 17(f), the Landlord shall in no circumstances be required to satisfy any liability arising under, or for non-performance or breach of any Obligations under or in respect of, this Lease or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than to the extent that this Lease requires satisfaction out of the Assets under the Landlord’s control and in its possession as and when they are available to the Landlord to be applied in exoneration for such liability.

(h)	The parties acknowledge that the Trustee is responsible under the Constitution for performing a variety of obligations relating to the Trust, including under this Lease. The parties agree that no act or omission of the Landlord (including any related failure to satisfy any Obligations) will constitute fraud, negligence or breach of duty of the Landlord for the purposes of clause 17(f) to the extent to which the act or omission was caused or contributed to by any failure of the Trustee or any other person or fulfil its obligations relating to the Trust or by any other act or omission of the Trustee or any other person.

(i)	No attorney, agent or other person appointed in accordance with this Lease has authority to act on behalf of the Landlord in a way which exposes the Landlord to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Landlord for the purposes of clause 17(f).

18.	Limitation of the Trustee’s liability

18.1	Capacity

The Trustee’s liability under this Lease is limited to its capacity as Trustee of the Trust and the Trustee is not liable in any other capacity.

18.2	Limitation

Subject to clause 18.4, the liability of the Trustee in respect of any cause of action, claim or loss arising:

(a)	under or in connection with this Lease;

(b)	in connection with any transaction, conduct or any other agreement contemplated by this Lease; or

(c)	under or in connection with (to the extent permitted by law) any representation or undertaking given or to be given in connection with this Lease,

(each, a Trust Claim), is limited to the Assets. The right of the parties other than the Trustee to recover any amount in respect of any (and all) Trust Claims is limited to a right to recover an amount not exceeding the amount which the Trustee is entitled and able to recover from the Assets (after taking account of the costs of exercising its right of indemnity or exoneration) and if, after exercise of those rights, any such amount remains outstanding, no further Trust Claim may be made against the Trustee personally.

18.3	Acknowledgment of limitations

The parties other than the Trustee agree and acknowledge that they must not, in respect of any Trust Claim:

(a)	subject to clause 18.4, bring proceedings against the Trustee in its personal capacity;

(b)	seek to appoint an administrator or liquidator to the Trustee;

(c)	commence the winding-up, dissolution, official management or administration of the Trustee; or

(d)	appoint a receiver, receiver and manager, administrative receiver or similar official to all or any of the assets of the Trustee,

except to the extent that the steps taken affect any Assets or the Trustee’s right of recourse against, and indemnity from, the Assets and nothing else.

18.4	Exception

If the Trustee acts negligently, with wilful misconduct or in breach of trust with a result that:

(a)	the Trustee’s right of indemnity, exoneration or recoupment of the Assets; or

(b)	the actual amount recoverable by the Trustee in exercise of those rights,

is reduced in whole or in part or does not exist, then to the extent that such right or the amount so recoverable is reduced or does not exist, the Trustee may be personally liable.

19.	Car Parking Spaces

19.1	Licence

The Landlord grants the Tenant a non-exclusive licence to use the total number of car parking spaces on the Estate as referred to in Item 17 in such locations as shall be agreed between the Tenant and the Landlord acting reasonably provided that all *** car parking spaces must be located in Building A2 throughout the term of this lease and any renew extension or holding over hereunder (the Car Parking Spaces). ***.

19.2	Parking levy

The Tenant shall pay to the Landlord on demand all amounts levied on the Landlord under the Parking Space Levy Act 1992 in respect of the Car Parking Spaces, if any.

19.3	Tenant’s covenants

The Tenant must:

(a)	other than in connection with activities associated with the Tenant’s Business and which are consistent with the purpose for which the Car Parking Spaces were designed or intended to be used not clean, grease, oil, repair or wash any motor vehicle in the Car Parking Spaces;

(b)	not deposit any rubbish in or about the Car Parking Spaces other than in designated rubbish bins;

(c)	not do or permit any act, matter or thing on the Car Parking Spaces which is likely to be a nuisance, annoyance or obstruction to the Landlord or other users, occupants or tenants of the Land;

(d)	not do or permit any act, matter or thing on the Car Parking Spaces which might in any way endanger any person or property whether the property of the Landlord or not;

(e)	indemnify the Landlord on demand against all Claims for death of or injury to persons or loss of or damage to property caused by the use of the Car Parking Spaces by the Tenant or the Tenant’s Employees or by a motor vehicle belonging to the Tenant or the Tenant’s Employees in the Car Parking Spaces except to the extent the circumstances giving rise to the Claim are caused or contributed to by the negligence of the Landlord or its servants or agents;

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(f)	at all times observe the reasonable requirements from time to time imposed by the Landlord (and notified to the Tenant) in connection with the use of the Car Parking Spaces and must comply with all Laws and Requirements relating to the Car Parking Spaces, the property of the Tenant on it and the Tenant’s use of it on the same terms as the Tenant must comply with Laws and Requirements under clause 7.3; and

(g)	keep the Car Parking Spaces in the same condition as it is required to keep the Premises under clause 9.1, but nothing in this clause 19.3(g) requires the Tenant to maintain the structure of the Car Parking Spaces unless any structural works are required by any Law or Requirement which applies because of the Tenant’s use and occupation of the Car Parking Spaces or are required due to the Tenant’s failure to comply with its obligations under this Lease (including this clause 19) or any default, wilful act or omission or negligence of the Tenant or the Tenant’s Employees.

19.4	Risk and other provisions

The Tenant agrees:

(a)	the rights conferred on the Tenant under this clause 19 may not be assigned except with an assignment of this Lease to the assignee of the Lease;

(b)	the rights conferred on the Tenant under this clause 19 do not confer on the Tenant any estate or interest in the Car Parking Spaces;

(c)	any motor vehicle or other property in the Car Parking Spaces or otherwise on the Land is there at the risk of the Tenant and the Landlord is not responsible for the theft of or damage to any property or motor vehicle however arising or the theft of any of the parts or equipment of any motor vehicle or of any property left or contained in any motor vehicle; and

(d)	the Landlord may close the Car Parking Spaces or any part of it at any time when the Premises or any part of them are required to be closed:

(1)	by Law or otherwise for the safety of property or person; or

(2)	for repair or renovation.

(e)	In carrying out any repairs or renovations under clause 19.4(d)(ii), wherever possible those repairs or renovations must be carried out outside the Tenant’s usual trading hours. In carrying out the repairs or renovations, the Landlord agrees to ensure that inconvenience to the Tenant is minimised insofar as is practical in the circumstances.

19.5	Termination

The licence granted under this clause 19 automatically expires or terminates on the date the Lease expires or terminates and on that date the Tenant must remove any motor vehicles or any other property belonging to it or the Tenant’s Employees from the Car Parking Spaces. If the Tenant fails to do so, the Landlord may remove those motor vehicles and that property and the Landlord or any person authorised by the

Landlord has the authority to do so at the risk and Cost of the Tenant. The Landlord may exercise the same rights it has under clause 15.3 with respect to Tenant’s Fittings with respect to those motor vehicles or that property.

19.6	Infringement fee

The Landlord may charge the Tenant a $50.00 fee for each infringement, if the Tenant or the Tenant’s Employees leave a vehicle in any part of the Common Areas or in a non-designated area, including any pickup or delivery area.

20.	Miscellaneous

20.1	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party this Lease:

(a)	must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

Landlord

Trust Company of Australia Limited

Level 4

35 Clarence Street

Sydney NSW 2000

Attention: Operations Manager

Fax: (02) 8295 8656

with a copy to:

Macquarie Goodman Funds Management Limited

Level 10

60 Castlereagh Street

Sydney NSW 2000

Attention: Asset Manager

Fax: (02) 9230 7444

Tenant

Barbeques Galore Limited

327 Chisholm Road

Auburn NSW 2144

Attention: [*]

Fax: [*]

(b)	must be signed by the sender or if a company, by its Authorised Officer; and

(c)	will be taken to have been served:

(1)	in the case of delivery in person, when delivered to or left at the address of the recipient shown in this Lease (as the case may be) or at any other address which the recipient may have notified to the sender;

(2)	in the case of facsimile transmission, when recorded on the transmission result report unless:

(A)	within 24 hours of that time the recipient informs the sender that the transmission was received in an incomplete or garbled form; or

(B)	the transmission result report indicates a faulty or incomplete transmission; and

(3)	in the case of mail, on the third Business Day after the date on which the notice is accepted for posting by the relevant postal authority,

but if service is on a day which is not a Business Day in the place to which the communication is sent or is later than 4.00 pm (local time) on a Business Day, the notice will be taken to have been served on the next Business Day in that place.

20.2	Certificate from Authorised Officer of Landlord

A certificate signed by an Authorised Officer of the Landlord is conclusive evidence against the Tenant [and any Guarantor,] in the absence of manifest error, as to the amount of money or rate of interest stated in that certificate.

20.3	Costs

(a)	Each party will bear its own Costs arising out of the negotiation, preparation and execution of this Lease.

(b)	The Tenant must pay to the Landlord on demand:

(1)	all registration fees and all stamp duty (including penalties and fines other than those incurred due to the default of the Landlord) on this Lease and indemnify the Landlord on demand against any liability for that stamp duty; and

(2)	all Costs of the Landlord in relation to:

(A)	the actual or contemplated enforcement of, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under this Lease;

(B)	an Event of Default; and

(3)	all reasonable Costs of the Landlord in relation to:

(A)	any consent required under this Lease;

(B)	any actual or proposed assignment or subletting; and

(C)	any surrender or determination of this Lease otherwise than by effluxion of time.

20.4	Services

Subject to anything to the contrary in this Lease, the Landlord and all persons claiming by, through or under the Landlord may, after giving reasonable notice (except in the case of an emergency when no notice is necessary) install, maintain, use, repair, alter, service and replace any Services or any part of them including any pipe, duct, wire and plant.

20.5	Easements

The Landlord may for:

(a)	the purpose of the provision of public or private access to the Premises and the Estate;

(b)	the purpose of rectifying any encroachment;

(c)	the support of structures in the future erected on or from adjoining land; or

(d)	any Service,

dedicate land or transfer, grant or create or take the benefit of any easement or other right to or from, or enter into any arrangement or agreement with, any owners, tenants or occupiers or others having an interest in any land (including the Land) near the Premises or with any Authority (under any valid and enforceable requirement of that Authority) as the Landlord thinks fit. This Lease will be taken to be subject to that easement or other right as envisaged by this clause 20.5, and the Tenant will promptly on request by the Landlord confirm to the Land and Property Information NSW or other relevant Authority its consent to that easement or other right.

20.6	Further Construction

(a)

The Landlord reserves the right at any time to construct or permit the construction of any buildings or works in any part or parts of the Estate (excluding the Premises) and whether of a permanent or temporary nature and to add to or permit to be added to (whether by the construction of additional storeys or in any other manner) and to vary, alter or reduce or permit to be varied, altered or reduced any buildings, erections, improvements or works in the Estate (including any building of which the Premises form part) at any time and from time to time as the Landlord sees fit. The Landlord further reserves the right to vary, modify or relocate any part or parts of the Common Areas resulting from the construction of any buildings or works or otherwise.

(b)	The Tenant acknowledges that it is not entitled to and will not make any Claim for an injunction, damages, rent abatement or compensation arising out of the construction of any building, any works or operations associated with alterations and additions or dust, noise, the imposition of access restrictions or other inconvenience or disturbance to the Tenant or the Tenant’s Business which might arise from any alterations and additions.

(c)	The Landlord shall make every reasonable endeavour to ensure that the construction of any building, any works or operations associated with alterations and additions or dust, noise, the imposition of access restrictions or other undue inconvenience is minimised so that no material disruption is caused to the Tenant or the Tenant’s Business.

20.7	Severance

Any provision of this Lease which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Lease nor affect the validity or enforceability of that provision in any other jurisdiction.

20.8	Entire agreement

This Lease and the Agreement for Lease contain all the contractual arrangements of the parties with respect to the transactions to which they relate and supersede all earlier conduct by the parties with respect to those transactions.

20.9	Reliance

The Tenant acknowledges and represents that it:

(a)	has had the opportunity to seek disclosure of all material information relating to the transactions dealt with by this Lease;

(b)	has not relied to any extent on any conduct by or on behalf of the Landlord in relation to those transactions apart from those set out or referred to in this Lease; and

(c)	has satisfied itself that the location of and access to the Premises is sufficient for its intended use of the Premises.

20.10	Warranty by Tenant

The Tenant warrants to the Landlord that it has obtained any consent or approval from any Authority which may be necessary for the lawful conduct of the Tenant’s Business on the Premises.

20.11	Governing law

This Lease is governed by the laws of New South Wales. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

20.12	Change of Landlord

(a)	If the Landlord:

(1)	sells its interest in the Land; or

(2)	grants a concurrent lease over the Premises,

so that the Tenant becomes obliged to perform its obligations under this Lease in favour of another person, then the Tenant must enter into those documents the Landlord or that other person reasonably requires to enable that other person in its name to enforce the benefit of all obligations owed under this Lease.

(b)	An obligation owed by the Tenant to the Landlord which is due for performance before an event described in paragraphs (a)(1) or (2) occurs remains owing to the person who is the Landlord at the time that event occurred and not its assignee, tenant or landlord and may be recovered by that person in its own name.

20.13	Access to Premises

The Landlord acknowledges that the Lessee shall have 24 hour access to the Premises throughout the term of this Lease and any renewal or holding over hereunder.

21.	Tenant’s consent to Consolidation or Subdivision

If the Landlord wishes to carry out a Consolidation or a Subdivision as a result of which the Premises will then comprise the whole or part of a consolidated or subdivided lot, then despite any other terms of this Lease, the following provisions will apply:

(a)	the Tenant must provide the Landlord with a written consent in the form reasonably required by the Landlord to the consolidation or subdivision (as the case maybe);

(b)	if a strata subdivision, this Lease will be subject in all respects to all rights, reservations, terms and powers referred to in the relevant strata legislation; and

(c)	the Tenant will sign such other documents as may be necessary to enable the Landlord to effect the Consolidation or Subdivision.

Execution by the Landlord

SIGNED for TRUST COMPANY OF AUSTRALIA LTD by its attorney pursuant to Power of Attorney [Registered No.

Book No.        dated         (who states that by executing this document that the attorney has received no notice of revocation of the power of attorney):

Signature:		Signature:
Name:		Name:
	PLEASE PRINT		PLEASE PRINT
Witness		Attorney

Execution by the Tenant

EXECUTED by BARBEQUES GALORE LIMITED (ACN 008 577 759) in accordance with Section 127 of the Corporations Act 2001:

Signature:		Signature:
Name:		Name:
	PLEASE PRINT	PLEASE PRINT
Director		Director/Secretary*
* Delete as appropriate

Annexure A

*New / Updated (Please circle correct)—Direct Debit Instruction Form I

Section A: (Please Complete)
Company:	___________________________________

Leased Premises:	___________________________________

Head Office Address:	___________________________________

___________________________________

Your Bank:	___________________________________

Your Branch Address:	___________________________________

___________________________________

Your Account Name:	___________________________________

Your BSB Number:	_______________(must be six digits)

Your Account Number:	___________________________________

Complete relevant information:

Please transfer on the First Day of each month, commencing 1st                         , 20             an amount of $                     from our account (refer Section A) to Trust Company Australia Limited’s account (refer Section B).

Signed	Name:	Date:

Signed	Name:	Date:

Section B:
Bank:

Branch Location:

Account Name:

Account Number:

BSB Code:

Please state the leased premises again below for Banks Reference On Statement:

___________________________________________

Please return completed form to the Landlord c/- Macquarie Goodman Funds Management Limited,

Level 10, 60 Castlereagh Street, Sydney NSW 2000 (Fax: 9230 7444)

Attention: Asset Manager